[EXECUTION COPY]

             ------------------------------------------------------


                                   $40,000,000

                                CREDIT AGREEMENT

                           Dated as of April 15, 2005,

                                      Among

                               UNS ELECTRIC, INC.
                                       and
                                 UNS GAS, INC.,
                               each as a Borrower

                                       and

                        UNISOURCE ENERGY SERVICES, INC.,
                                  as Guarantor

                                       and

                  THE BANKS NAMED HEREIN AND THE OTHER LENDERS
                         FROM TIME TO TIME PARTY HERETO,
                                   as Lenders

                                       and

                              THE BANK OF NEW YORK,
                              as Syndication Agent,

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                             as Documentation Agent,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                             as Administrative Agent

             ------------------------------------------------------


                         UNION BANK OF CALIFORNIA, N.A.,
                                as Lead Arranger

                                TABLE OF CONTENTS
SECTION                                                                     PAGE

PRELIMINARY STATEMENTS.........................................................1

   ARTICLE I        DEFINITIONS AND ACCOUNTING TERMS...........................1

      SECTION 1.01.      Certain Defined Terms.................................1
      SECTION 1.02.      Computation of Time Periods; Construction............20
      SECTION 1.03.      Accounting Terms.....................................20

   ARTICLE II       COMMITMENTS...............................................21

      SECTION 2.01.      The Commitments......................................21
      SECTION 2.02.      Fees.................................................21
      SECTION 2.03.      Reduction of the Commitments.........................22
      SECTION 2.04.      Computations of Outstandings.........................23

   ARTICLE III      LOANS.....................................................23

      SECTION 3.01.      Loans................................................23
      SECTION 3.02.      Conversion of Loans..................................24
      SECTION 3.03.      Interest Periods.....................................25
      SECTION 3.04.      Other Terms Relating to the Making and
                           Conversion of Loans................................25
      SECTION 3.05.      Repayment of Loans; Interest.........................27
      SECTION 3.06.      Additional Interest on Eurodollar Rate Loans.........28

   ARTICLE IV       LETTERS OF CREDIT.........................................28

      SECTION 4.01.      Issuing Banks........................................28
      SECTION 4.02.      Letters of Credit....................................29
      SECTION 4.03.      Issuing Bank Fees....................................29
      SECTION 4.04.      Reimbursement to Issuing Banks.......................29
      SECTION 4.05.      Obligations Absolute.................................31
      SECTION 4.06.      Liability of Issuing Banks and the Lenders...........31

   ARTICLE V        PAYMENTS, COMPUTATIONS AND YIELD PROTECTION...............32

      SECTION 5.01.      Payments and Computations............................32

      SECTION 5.02.      Interest Rate Determination..........................33
      SECTION 5.03.      Prepayments..........................................34
      SECTION 5.04.      Yield Protection.....................................34
      SECTION 5.05.      Sharing of Payments, Etc.............................36
      SECTION 5.06.      Taxes................................................36

   ARTICLE VI       CONDITIONS PRECEDENT......................................38

      SECTION 6.01.      Conditions Precedent to the Initial
                           Extension of Credit................................38
      SECTION 6.02.      Conditions Precedent to Each Extension of Credit.....40
      SECTION 6.03.      Determinations Under Section 6.01....................40
      SECTION 6.04.      Reliance on Certificates.............................40

   ARTICLE VII      REPRESENTATIONS AND WARRANTIES............................41

      SECTION 7.01.      Representations and Warranties of the Obligors.......41

   ARTICLE VIII     COVENANTS OF THE OBLIGORS.................................47

      SECTION 8.01.      Affirmative Covenants................................47
      SECTION 8.02.      Negative Covenants...................................54
      SECTION 8.03.      Financial Covenants..................................57

   ARTICLE IX       DEFAULTS..................................................57

      SECTION 9.01.      Events of Default....................................57
      SECTION 9.02.      Remedies.............................................60

   ARTICLE X        THE ADMINISTRATIVE AGENT..................................61

      SECTION 10.01.     Authorization and Action.............................61
      SECTION 10.02.     Indemnification......................................63

   ARTICLE XI       GUARANTY..................................................64

      SECTION 11.01.     The Guaranty.........................................64
      SECTION 11.02.     Obligations Unconditional............................65
      SECTION 11.03.     Subrogation..........................................67
      SECTION 11.04.     Reinstatement........................................67
      SECTION 11.05.     Remedies Unaffected..................................67
      SECTION 11.06.     Continuing Guarantee; Liability in
                           Respect of Successor...............................67

   ARTICLE XII      MISCELLANEOUS.............................................68

      SECTION 12.01.     Amendments, Etc......................................68
      SECTION 12.02.     Notices, Etc.........................................68
      SECTION 12.03.     No Waiver of Remedies................................69
      SECTION 12.04.     Costs, Expenses and Indemnification..................69
      SECTION 12.05.     Right of Set-off.....................................70
      SECTION 12.06.     Binding Effect.......................................71
      SECTION 12.07.     Assignments and Participation........................71
      SECTION 12.08.     Confidentiality......................................75
      SECTION 12.09.     WAIVER OF JURY TRIAL.................................76
      SECTION 12.10.     Governing Law; Submission to Jurisdiction............76
      SECTION 12.11.     Relation of the Parties; No Beneficiary..............76
      SECTION 12.12.     Execution in Counterparts............................76
      SECTION 12.13.     Survival of Agreement................................77
      SECTION 12.14.     Patriot Act Notice...................................77

Exhibits

EXHIBIT A   -   Form of Notice of Borrowing
EXHIBIT B   -   Form of Notice of Conversion
EXHIBIT C   -   Form of Opinion of Thelen Reid & Priest LLP,
                  New York counsel to the Obligors
EXHIBIT D   -   Form of Opinion of the General Counsel
                  of the Guarantor and counsel to the Borrowers
EXHIBIT E   -   Form of Lender Assignment


Schedules
---------

SCHEDULE 1.01            Applicable Lending Offices
SCHEDULE 7.01(e)         Subsidiaries
SCHEDULE 7.01(h)         Material Litigation
SCHEDULE 7.01(n)         Existing Indebtedness
SCHEDULE 7.01(s)         Environmental Matters

                                CREDIT AGREEMENT

                           Dated as of April 15, 2005


          THIS CREDIT AGREEMENT is made by and among:

          (i) UNS Electric, Inc., an Arizona corporation ("UNS ELECTRIC") and UNS Gas, Inc., an Arizona corporation ("UNS GAS", and together with UNS Electric being referred to herein, individually, as a "BORROWER" and, collectively, as the "BORROWERS"),

          (ii) UniSource Energy Services, Inc., an Arizona corporation (the "GUARANTOR", and together with the Borrowers being referred to herein, individually, as an "OBLIGOR" and, collectively, as the "Obligors"),

          (iii) the banks (the "BANKS") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

          (iv) Union Bank of California, N.A. ("UNION BANK"), as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders hereunder.


                             PRELIMINARY STATEMENTS

     The Borrowers have requested the Banks to provide the credit facilities hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ABR LOAN" means a Loan that bears interest as provided in Section 3.05(b)(i).

          "ACC" means the Arizona Corporation Commission.


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                                                                               2


          "ACC ORDER" means Opinion and Order No. 66028 issued by the ACC on July 3, 2003.

          "ACC SETTLEMENT AGREEMENT" means the settlement agreement dated as of April 1, 2003 between the Staff of the ACC Utilities Division, UniSource Energy, Tucson Electric Power Company and Citizens Communications Company.

          "ADMINISTRATIVE AGENT" has the meaning assigned to such term in the preamble hereto.

          "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of any Obligor or any Subsidiary or any Person of which any Obligor and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of an Obligor.

          "AGREEMENT" means this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (i) such Lender's Domestic Lending Office, in the case of an ABR Loan, and (ii) such Lender's Eurodollar Lending Office, in the case of a Eurodollar Rate Loan.

          "APPLICABLE MARGIN" means, for any day, (a) with respect to any Eurodollar Rate Loan, 1.50% per annum, and (b) with respect to any ABR Loan, 0.50% per annum. Notwithstanding the foregoing, each of the foregoing Applicable Margins shall be increased by 2.0% per annum upon the occurrence and during the continuance of an Event of Default.

          "APPLICABLE RATE" means:

               (i) in the case of each ABR Loan, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and

               (ii) in the case of each Eurodollar Rate Loan comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.

          "AVAILABILITY SUBLIMIT" means, with respect to any Borrower at any time, the lesser of (i) 75% of the aggregate amount of the Commitments at such time and (ii) the maximum amount of Indebtedness that such Borrower may incur at such time pursuant to Section 10.5 of the Note Purchase Agreement to which it is a party and Sections 8.02(e) and 8.03(a) hereof. The Availability Sublimit for any Borrower shall in no event exceed $30,000,000.

          "AVAILABLE COMMITMENT" means, for each Lender on any day, the unused portion of such Lender's Commitment, computed after giving effect to all Extensions of Credit or prepayments to be made on such day and the application of proceeds therefrom. "AVAILABLE COMMITMENTS" means the aggregate of the Lenders' Available Commitments.

          "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

          "BORROWER" or "BORROWERS" has the meaning assigned to such term in the preamble hereto.

          "BORROWER SUCCESSOR" has the meaning assigned to such term in Section 8.02(b).

          "BORROWING" means a borrowing consisting of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders, ratably in accordance with their respective Percentages. Any Borrowing consisting of Loans of a particular Type may be referred to as being a Borrowing of such "TYPE". All Loans of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed a single Borrowing hereunder until repaid or next Converted.

          "BUSINESS DAY" means (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles, California are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Rate Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

          "CHANGE OF CONTROL" means the failure of UniSource Energy directly or indirectly to beneficially own 100% of the shares of the Guarantor's voting stock outstanding.

          "CLOSING DATE" means the date upon which each of the conditions precedent enumerated in Section 6.01 and, only with respect to the initial Extension of Credit, Section 6.02 has been fulfilled to the satisfaction of the Lenders, the Administrative Agent and the Borrowers. The Closing Date shall take place on or before April 15, 2005 at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 A.M. (New York, New York time), or such other time and/or location as the parties hereto may mutually agree.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans to any Borrower and to participate in Extensions of Credit resulting from the issuance (or extension, modification or amendment) of any Letter of Credit in an aggregate amount no greater than (i) the amount set forth opposite such Lender's name on the signature pages hereof or (ii) if such Lender has entered into one or more Lender Assignments, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 12.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03. "COMMITMENTS" means the total of the Lenders' Commitments hereunder. The Commitments shall in no event exceed $40,000,000.

          "CONFIDENTIAL INFORMATION" has the meaning assigned to such term in
     Section 12.08.

          "CONSOLIDATED DEBT" means, with respect to any Borrower as of any date of determination, the total of all Indebtedness of such Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Borrower and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED INCOME AVAILABLE FOR INTEREST CHARGES" means, with respect to any Borrower for any period, Consolidated Net Income of such Borrower for such period plus all amounts deducted in the computation thereof on account of (a) Interest Charges, (b) taxes imposed on or measured by income or excess profits, and (c) the amount of all depreciation and amortization allowances and other non-cash expenses of such Borrower and its Subsidiaries for such period.

          "CONSOLIDATED LONG TERM DEBT" means, with respect to any Borrower as of any date of determination, the total of all Long Term Debt of such Borrower and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between such Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Borrower and its Subsidiaries in accordance with GAAP.

          "CONSOLIDATED NET INCOME" means, with respect to any Borrower and with reference to any fiscal period, the net income (or loss) of such Borrower and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between such Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Borrower and its Subsidiaries in accordance with GAAP, adjusted to exclude (a) any extraordinary gain or loss reflected in the net income (or loss) for such Borrower and its Subsidiaries for such period and (b) any cumulative effect of a change in accounting principles reflected in the net income (or loss) for such Borrower and its Subsidiaries for such period.

          "CONSOLIDATED NET WORTH" means, with respect to any Person at any time:

               (a) the total assets of such Person and its Subsidiaries which would be shown as assets on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries; minus

               (b) the total liabilities of such Person and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of such Person and its Subsidiaries as of such time prepared in accordance with GAAP; minus

               (c) the net book value of all assets (other than intangible assets eligible for cost recovery through regulatory rates) of such Person and its Subsidiaries, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including, without limitation, goodwill, trademarks, trade names, service marks, brand names, copyrights, patents, unamortized debt discount and expense and organizational expenses.

          "CONSOLIDATED TOTAL CAPITALIZATION" means, with respect to any Borrower at any time, the sum of Consolidated Net Worth and Consolidated Debt of such Borrower at such time.

          "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "CONVERSION", "CONVERT" or "CONVERTED" refers to a conversion of Loans of one Type into Loans of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Loans, as the case may be, pursuant to Section 3.02.

          "CURRENT MATURITIES OF LONG TERM DEBT" means, at any time and with respect to any item of Long Term Debt, the portion of such Long Term Debt outstanding at such time which by the terms of such Long Term Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

          "DEFAULT" means any of the events specified in Section 9.01, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DEFAULT RATE" means a rate per annum equal at all times to the Applicable Rate for an ABR Loan in effect from time to time.

          "DISCLOSURE DOCUMENTS" means the Annual Report on Form 10-K of UniSource Energy for the fiscal year ended December 31, 2004, as filed with the SEC.

          "DISPOSITION" means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

          "DISTRIBUTION" means, in respect of any corporation, association or other business entity:

               (a) dividends or other distributions or payments on capital stock or other equity interests of such corporation, association or other business entity (except distributions in such stock or other equity interests); and

               (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

          "DOLLARS" and the sign "$" each means lawful money of the United
     States.

          "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule 1.01 hereto or in the Lender Assignment pursuant to which it became a Lender, or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

          "ELIGIBLE ASSIGNEE" means (a) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (c) the central bank of any country that is a member of the OECD; (d) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; and (e) a Lender or an Affiliate of a Lender; provided, however, that (A) any such Person described in clauses (a) through (e) above shall also (i) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (ii) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), (B) any Person described in clause (b), (c), or (d) above, shall, on the date on which it is to become a Lender hereunder, (1) be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 5.06) and (2) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 5.04(a) or (c) (except to the extent that, in the absence of the making of an assignment to such Person, the assigning Lender would have incurred an equal or greater amount of such losses, costs or expenses and such losses, costs or expenses would have been payable by the Borrowers to such assigning Lender hereunder), and
     (C) any Person described in clause (a), (b), (c), (d) or (e) above that is not a Lender shall, in addition, be acceptable to each Issuing Bank based upon its then-existing credit criteria.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ENVIRONMENTAL LIABILITY" means, with respect to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means, with respect to any Obligor, any trade or business (whether or not incorporated) that is treated as a single employer together with such Obligor under section 414 of the Code.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to such term in Regulation D of the Board, as in effect from time to time.

          "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office or Affiliate of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule 1.01 hereto or in the Lender Assignment pursuant to which it became a Lender (or, if no such office or Affiliate is specified, its Domestic Lending Office), or such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent.

          "EURODOLLAR RATE" means, for each Interest Period for each Eurodollar Rate Loan made as part of the same Borrowing, an interest rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%) equal to the rate at which Dollar deposits are offered for such Interest Period as displayed on the Reuters Screen LIBO Page (or, if such rate is not displayed on the Reuters Screen LIBO Page, then on the Telerate Screen LIBO Page) at or about 9:00 A.M. (Los Angeles, California time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of such Eurodollar Rate Loan and for a period approximately equal to such Interest Period. If for any Interest Period for a Eurodollar Rate Loan no such displayed rate is available, the Administrative Agent shall determine such rate based on the average rate at which the Administrative Agent is offered deposits in Dollars of such duration and in the amount of $5,000,000 by prime banks in the London interbank market as of approximately 11:00 A.M. (London, England time) two Business Days before the commencement of such Interest Period.

          "EURODOLLAR RATE LOAN" means a Loan that bears interest as provided in
     Section 3.05(b)(ii).

          "EURODOLLAR RESERVE PERCENTAGE" of any Lender for each Interest Period for each Eurodollar Rate Loan means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "EVENT OF DEFAULT" means any of the events specified in Section 9.01, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "EXTENSION OF CREDIT" means (i) the making of a Borrowing (including any Conversion), (ii) the issuance of a Letter of Credit, or (iii) the amendment of any Letter of Credit having the effect of extending the stated termination date thereof, increasing the LC Outstandings thereunder, or otherwise altering any of the material terms or conditions thereof.

          "FAIR MARKET VALUE" means, at any time and with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

          "FEE LETTER" has the meaning assigned to such term in Section 2.02(c).

          "FINAL MATURITY DATE" means April 15, 2008.

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "GOVERNMENTAL APPROVAL" means all authorizations, approvals, certificates, permits, waivers, exemptions, consents, variances, franchises, registrations, filings, authorizations, licenses or similar orders of, or from, any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or
     (ii) any jurisdiction in which any Obligor or any Subsidiary thereof conducts all or any part of its business, or which asserts jurisdiction over any Properties of any Obligor or any Subsidiary thereof, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GOVERNMENTAL RULE" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, license, concession, directive, guideline, policy or rule of common law, requirement of, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether now or hereafter in effect.

          "GRANTING LENDER" has the meaning assigned to such term in Section 12.07(j).

          "GUARANTY" means the guaranty set forth in Article XI of this Agreement.

          "GUARANTOR" has the meaning assigned to such term in the preamble hereto.

          "GUARANTOR SUCCESSOR" has the meaning assigned to such term in Section 8.02(b).

          "GUARANTY OBLIGATION" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such Indebtedness or obligation or any Property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

               (c) to lease Properties or to purchase Properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

               (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

     In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty Obligation, the Indebtedness or other obligations that are the subject of such Guaranty Obligation shall be assumed to be direct obligations of such obligor.

          "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication:

               (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

               (b) its liabilities for the deferred purchase price of Property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such Property);

               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

               (d) all liabilities for borrowed money secured by any Lien with respect to any Property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

               (e) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

               (f) Swaps of such Person; and

               (g) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses (a) through (f) above.

     Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated March 2005 relating to the Obligors and the Transactions.

          "INTEREST CHARGES" means, with respect to any Borrower for any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between such Borrower and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of such Borrower and its Subsidiaries in accordance with GAAP): (a) all interest in respect of Indebtedness of such Borrower and its Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) to the extent actually paid, all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

          "INTEREST COVERAGE RATIO" means, with respect to any Borrower for any period, the ratio of (a) Consolidated Income Available for Interest Charges of such Borrower for such period to (b) Interest Charges of such Borrower for such period.

          "INTEREST PERIOD" has the meaning assigned to such term in Section
     3.03.

          "ISSUING BANK" means any Lender designated by a Borrower, and acceptable to the Administrative Agent, in accordance with Section 4.01, as the issuer of a Letter of Credit pursuant to an Issuing Bank Agreement. As of the Closing Date, the Borrowers have designated Union Bank as an Issuing Bank, such designee has agreed to act as an Issuing Bank hereunder, and the Administrative Agent has accepted such designee pursuant to Section 4.01.

          "ISSUING BANK AGREEMENT" means an agreement between an Issuing Bank and a Borrower, in form and substance satisfactory to the Administrative Agent, providing for the issuance of one or more Letters of Credit, in form and substance satisfactory to the Administrative Agent, in support of general corporate activities of such Borrower.

          "LC PAYMENT NOTICE" has the meaning assigned to such term in Section 4.04(b).

          "LC OUTSTANDINGS" means, for any Letter of Credit on any date of determination, the maximum amount available to be drawn under such Letter of Credit at any time on or after such date (assuming the satisfaction of all conditions for drawing enumerated therein).

          "LENDER ASSIGNMENT" means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit E.

          "LENDERS" means the Banks listed on the signature pages hereof, each Eligible Assignee that shall become a party hereto pursuant to Section 12.07, and, to the extent provided in Section 4.04(c), each Issuing Bank.

          "LETTER OF CREDIT" means a letter of credit issued by an Issuing Bank pursuant to Section 4.02, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement and the Issuing Bank Agreement to which it relates.

          "LETTER OF CREDIT EXPIRATION DATE" means the date that occurs five Business Days prior to the Final Maturity Date.

          "LETTER OF CREDIT SUBLIMIT" means $15,000,000. In no event shall the aggregate LC Outstandings of all Letters of Credit outstanding on any date of determination (after giving effect to all Extensions of Credit on such date) exceed the Letter of Credit Sublimit.

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any Property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "LOAN" means a loan by a Lender to a Borrower pursuant to Section 3.01 (or deemed made pursuant to Section 4.04(c) or (d)), and refers to an ABR Loan or a Eurodollar Rate Loan (each of which shall be a "TYPE" of Loan). All Loans by a Lender of the same Type, having the same Interest Period and made or Converted on the same day shall be deemed to be a single Loan by such Lender until repaid or next Converted.

          "LOAN DOCUMENTS" means this Agreement, any Promissory Notes, the Fee Letter, and the Issuing Bank Agreement(s), and any amendment, waiver, supplement or other modification to any of the foregoing.

          "LONG TERM DEBT" means, with respect to any Borrower, all Indebtedness of such Borrower which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof, provided that Long Term Debt shall include, as at any date of determination, Current Maturities of Long Term Debt.

          "MATERIAL" means, with respect to any Obligor, material in relation to the business, operations, affairs, financial condition, assets, Properties or prospects of such Obligor and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means, with respect to any Obligor, a material adverse effect on (a) the business, operations, affairs, financial condition, assets or Properties of such Obligor and its Subsidiaries taken as a whole, or (b) the ability of such Obligor to perform its obligations under this Agreement and the other Loan Documents to which it is a party, or (c) the validity or enforceability of this Agreement or any other Loan Document to which it is a party.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

          "MULTIEMPLOYER PLAN" means a Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

          "NOTE PURCHASE AGREEMENTS" means, collectively, (i) the Note Purchase and Guaranty Agreement, dated as of August 11, 2003, among UNS Electric, the Guarantor and the Purchasers named therein, and (ii) the Note Purchase and Guaranty Agreement, dated as of August 11, 2003, among UNS Gas, the Guarantor and the Purchasers named therein.

          "NOTICE OF BORROWING" has the meaning assigned to such term in Section 3.01(a).

          "OECD" means the Organization for Economic Cooperation and Development.

          "OBLIGATIONS" means, with respect to any Borrower, the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans made to such Borrower and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to such Borrower and all other obligations and liabilities of such Borrower to the Administrative Agent, any Issuing Bank or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Promissory Note, any Letter of Credit, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, any Issuing Bank or any Lender that are required to be paid by such Borrower pursuant hereto) or otherwise. Each Borrower's Obligations are and shall be the several obligations of such Borrower, and shall not be the joint and several obligations of the Borrowers.

          "OBLIGOR" or "OBLIGORS" has the meaning assigned to such term in the preamble hereto.

          "OFFICER'S CERTIFICATE" means, with respect to an Obligor, a certificate of a Senior Financial Officer of such Obligor or of any other officer of such Obligor whose responsibilities extend to the subject matter of such certificate.

          "PARTICIPANT" has the meaning assigned to such term in Section
     12.07(e).

          "PBGC" means the Pension Benefit Guaranty Corporation referred to in ERISA or any successor thereto.

          "PERCENTAGE" means, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such date by the total of the Commitments on such date, and multiplying the quotient so obtained by 100%. In the event that the Commitments have been terminated, each Lender's Percentage shall be calculated on the basis of the Commitments in effect immediately prior to such termination.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PERMITTED LIEN" means, with respect to any Person, each of the following:

               (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 8.01(g);

               (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
          Section 8.01(g);

               (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property;

               (d) any attachment or judgment Lien, unless the judgment it secures shall not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty days after the expiration of any such stay;

               (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of such Person, provided that such Liens do not, in the aggregate, materially detract from the value of such Person's Property subject to any such leases, subleases, easements, rights-of-way, restrictions or other similar charges or encumbrances;

               (f) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by such Person or a Subsidiary of such Person after the Closing Date, provided that:

                    (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon);

                    (ii) the principal amount of the Indebtedness secured by any such Lien shall not, at the time such Lien is created, exceed an amount equal to the lesser of (A) the cost to such Person or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of such Person) of such property (or improvement thereon) at the time of such acquisition or construction; and

                    (iii) any such Lien shall be created contemporaneously with, or within 90 days after, the acquisition or construction of such property;

               (g) Liens in existence on the Closing Date securing the payment or performance of any liabilities assumed by (i) UNS Gas pursuant to that certain asset purchase agreement, dated as of October 29, 2002, between UniSource Energy and Citizens Communications Company, pursuant to which Citizens Communications Company transferred certain assets (the "GAS ASSETS") and liabilities to UNS Gas, and the agreements and instruments referred to therein, and (ii) UNS Electric pursuant to that certain asset purchase agreement, dated as of October 29, 2002, between UniSource Energy and Citizens Communications Company, pursuant to which Citizens Communications Company transferred certain assets (the "ELECTRIC ASSETS", and together with the Gas Assets being referred to herein, collectively, as the "ASSETS") and liabilities to UNS Electric, and the agreements and instruments referred to therein; and

               (h) with respect to any Asset which consists of a leasehold or other possessory interest in real property, Liens to which the underlying fee estate in such real property is subject that do not and could not reasonably be expected to result in a Material Adverse Effect.

          "PLAN" means, with respect to any Obligor, an "employee benefit plan" (as defined in section 3(3) of ERISA) that is subject to Title IV of ERISA and Section 412 of the Code and that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by such Obligor or any ERISA Affiliate or with respect to which such Obligor or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PROMISSORY NOTE" means any promissory note of any Borrower payable to the order of a Lender (and, if requested, its registered assigns), issued pursuant to Section 3.01(d); and "PROMISSORY NOTES" means any or all of the foregoing.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate, including cash, securities, accounts and contract rights; and the words "asset" and "property" as used herein shall be construed to have the same meaning and effect as the foregoing.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "RECIPIENT" has the meaning assigned to such term in Section 12.08.

          "REFERENCE RATE" means the variable rate of interest per annum established by Union Bank from time to time as its "reference rate". Such "reference rate" is set by Union Bank as a general reference rate of interest, taking into account such factors as Union Bank may deem appropriate, it being understood that many of Union Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Union Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate".

          "REGISTER" has the meaning assigned to such term in Section 12.07(c).

          "REGULATION U" means Regulation U of the Board as in effect from time to time.

          "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees and agents of such Person and of such Person's Affiliates.

          "REQUEST FOR ISSUANCE" has the meaning assigned to such term in
     Section 4.02(a).

          "REQUIRED LENDERS" means, on any date of determination, Lenders that, collectively, on such date (i) hold at least 51% of the then aggregate outstanding principal amount of the Loans owing to Lenders or (ii) if no Loans are then outstanding, have Percentages in the aggregate of at least 51%. Any determination of those Lenders constituting the Required Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

          "REQUIREMENT OF LAW" means, as to any Person, the articles of incorporation and by-laws or other organizational or governing documents of such Person, and any Governmental Rules or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "RESPONSIBLE OFFICER" means, with respect to any Obligor, any Senior Financial Officer of such Obligor and any other officer of such Obligor with responsibility for the administration of the relevant portion of this Agreement.

          "RESTRICTED PAYMENT" means (i) any Distribution in respect of any Person or any Subsidiary of such Person (other than on account of capital stock or other equity interests of a Subsidiary owned legally and beneficially by such Person or another Subsidiary of such Person), including, without limitation, any Distribution resulting in the acquisition by such Person of Securities which would constitute treasury stock, (ii) the purchase or acquisition (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary of such Person prior to such merger) of any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any other Person, (iii) the making of any loans or advances to, or any other investment in, any other Person, and (iv) the purchase or acquisition (in one transaction or a series of transactions) of any assets of any other Person constituting a business unit. For purposes of this Agreement, the amount of any Restricted Payment made in Property shall be the greater of (x) the Fair Market Value of such Property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

          "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (i) the Final Maturity Date and (ii) the date of termination or reduction in whole of the Commitments pursuant to Section 2.03 or 9.02.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "SANCTIONED PERSON" means (i) any Person designated in the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of the Treasury, as amended from time to time; and (ii) any other Person with which transactions are prohibited under U.S. Economic Sanctions Law.

          "SEC" means the Securities and Exchange Commission (or any successors thereto or an analogous Governmental Authority).

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "SECURITY" has the meaning set forth in section 2(a)(1) of the Securities Act.

          "SENIOR FINANCIAL OFFICER" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

          "SOLVENT" means, with respect to any Person as of any date of determination, that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "SPC" has the meaning assigned to such term in Section 12.07(j).

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a Subsidiary is a reference to a Subsidiary of the Guarantor.

          "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

          "TRANSACTIONS" means the execution, delivery and performance by the Obligors of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowing of Loans and the use of the proceeds thereof.

          "TYPE" has the meaning assigned to such term (i) in the definition of "Loan" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

          "UNION BANK" has the meaning assigned to such term in the preamble hereto.

          "UNISOURCE ENERGY" means UniSource Energy Corporation, a corporation incorporated under the law of the State of Arizona.

          "UNS ELECTRIC" has the meaning assigned to such term in the preamble hereto.

          "UNS GAS" has the meaning assigned to such term in the preamble hereto.

          "U.S. ECONOMIC SANCTIONS LAW" means (a) the International Emergency Economic Powers Act of 1977, as amended, the Trading with the Enemy Act of

     1917, as amended, and any executive order issued thereunder and in effect from time to time and (b) the foreign assets control regulations of the U.S. Department of the Treasury, codified at Title 31, Subtitle B, Chapter V of the Code of Federal Regulations, as amended, and any enabling legislation thereof.

          "UTILITY BUSINESS" means the business of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy or natural gas for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized the Guarantor or any Subsidiary to enter.

          "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of any Obligor and such Obligor's other Wholly-Owned Subsidiaries at such time.

     SECTION 1.02. COMPUTATION OF TIME PERIODS; CONSTRUCTION. (a) Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to Los Angeles, California time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. Unless the context requires otherwise, in the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     (b) Unless the context requires otherwise, the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes", and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and
(iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

     SECTION 1.03. ACCOUNTING TERMS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if a Borrower notifies the Administrative Agent that such Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of such Borrower's operations), or if the Administrative Agent notifies a Borrower that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II
                                   COMMITMENTS

     SECTION 2.01. THE COMMITMENTS. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Loans to each Borrower and to participate in the issuance of Letters of Credit (and the LC Outstandings thereunder) during the period from the Closing Date until the Revolving Credit Termination Date, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment (after giving effect to all Extensions of Credit to be made on such day and the application of the proceeds thereof). Within the limits hereinafter set forth, each Borrower may, from the Closing Date until the Revolving Credit Termination Date, request Extensions of Credit hereunder, prepay Loans, or reduce or cancel Letters of Credit, and use the resulting increase in the Available Commitments for further Extensions of Credit in accordance with the terms hereof.

     (b) In no event shall any Borrower be entitled to request or receive any Extensions of Credit that would cause (i) the principal amount outstanding hereunder to exceed the Commitments or (ii) the sum of (A) the aggregate outstanding principal amount of Loans made to such Borrower and (B) the aggregate LC Outstandings of all Letters of Credit issued at the request of such Borrower and then outstanding, in each case after giving effect to such Extensions of Credit and the application of the proceeds thereof, to exceed such Borrower's Availability Sublimit.

     SECTION 2.02. FEES. (a) Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a rate equal to 0.45% per annum on 50% of the daily amount of such Lender's Available Commitment, from the date hereof, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Revolving Credit Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur following the date hereof, and on the Revolving Credit Termination Date.

     (b) Each Borrower agrees to pay to the Administrative Agent for the account of each Lender a commission on the daily aggregate amount of the LC Outstandings of all Letters of Credit issued at the request of such Borrower, from the date hereof until the Letter of Credit Expiration Date, at a rate per annum equal to the Applicable Margin with respect to Eurodollar Rate Loans from time to time, payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur following the date hereof, and on the Letter of Credit Expiration Date.

     (c) In addition to the fees provided for in subsections (a) and (b) above, the Borrowers shall pay to the Administrative Agent, for its own account, such other fees as are provided for in that certain letter agreement, dated the Closing Date, among the Borrowers and the Administrative Agent (the "FEE LETTER"), in the amounts and at the times specified therein.

     SECTION 2.03. REDUCTION OF THE COMMITMENTS. (a) The Commitments shall be automatically and permanently terminated on the Revolving Credit Termination Date.

     (b) The Borrowers may, upon at least three Business Days' prior written notice (duly executed by a Responsible Officer of each Borrower) to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders), terminate in whole or reduce ratably in part the unused portions of the Commitments; provided that any such partial reduction shall be in the aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof; and provided, further, that the Commitments shall in no event be reduced to an amount which is less than the aggregate LC Outstandings on the date of such reduction.

     (c) In the event that, at any time, (i) all or a majority of the voting capital stock of any Borrower or Borrower Successor is sold, transferred or otherwise conveyed to any Person (other than a Wholly-Owned Subsidiary), (ii) all or substantially all of the assets of any Borrower or Borrower Successor are sold, transferred, leased or otherwise conveyed to any Person (other than a Wholly-Owned Subsidiary), or (iii) any Borrower or Borrower Successor no longer constitutes a Subsidiary, in each case as a result of or pursuant to a transaction (or series of transactions) permitted hereunder (including Section 8.02(b)) or otherwise, then (A) all Obligations of such Borrower or Borrower Successor (as the case may be) shall be immediately due and payable, (B) all outstanding Letters of Credit issued at the request and for the account of such Borrower or Borrower Successor (as the case may be) shall be cancelled, or such Borrower or Borrower Successor (as the case may be) shall pay immediately to the Administrative Agent an amount equal to the aggregate LC Outstandings of all such Letters of Credit, to be held by the Administrative Agent (for its benefit and the benefit of the Issuing Banks and the Lenders) as cash collateral securing such LC Outstandings and such Borrower's or Borrower Successor's (as the case may be) reimbursement obligations with respect thereto, (C) the Commitments shall be automatically and permanently reduced by an amount equal to the excess (if any) of (1) the aggregate amount of the Commitments at such time over (2) $30,000,000, (D) such Borrower or Borrower Successor (as the case may be) shall no longer be permitted to request or receive any Extension of Credit and (E) upon the payment in full of all outstanding Obligations of such Borrower or Borrower Successor (as the case may be) and the satisfaction of the requirements set forth in clause (B) above, such Borrower or Borrower Successor (as the case may be) shall automatically and immediately cease to be a party to this Agreement; provided, however, that this paragraph (c) shall not apply to any transaction described in clause (i), (ii) or (iii) above with respect to any Borrower if (x) the Commitments have previously been reduced pursuant to clause
(C) above, (y) such Borrower is the only borrower under this Agreement and (z) in connection with such transaction, both a Guarantor Successor and a Borrower Successor have assumed all obligations of the Guarantor and such Borrower, respectively, under this Agreement and the other Loan Documents in accordance with Section 8.02(b)(i)(D), and the other conditions set forth in Section 8.02(b)(i)(A) through (E) have been satisfied.

     SECTION 2.04. COMPUTATIONS OF OUTSTANDINGS. Whenever reference is made in this Agreement to the principal amount outstanding on any date under this Agreement, such reference shall refer to the sum of (i) the aggregate principal amount of all Loans outstanding on such date plus (ii) the aggregate LC Outstandings of all Letters of Credit outstanding on such date, in each case after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof. At no time shall the principal amount outstanding under this Agreement exceed the aggregate amount of the Commitments, and at no time shall the portion of the principal amount outstanding under this Agreement attributed to any Borrower exceed such Borrower's Availability Sublimit. References to the unused portion of the Commitments shall refer to the excess, if any, of the Commitments over the principal amount outstanding hereunder; and references to the unused portion of any Lender's Commitment shall refer to such Lender's Percentage of the unused Commitments.


                                   ARTICLE III
                                      LOANS

     SECTION 3.01. LOANS. (a) Each Borrower may request a Borrowing (other than a Conversion) by delivering a notice (a "NOTICE OF BORROWING") to the Administrative Agent no later than 11:00 A.M. on the third Business Day or, in the case of ABR Loans, on the first Business Day, prior to the date of the proposed Borrowing. The Administrative Agent shall give each Lender prompt notice of each Notice of Borrowing. Each Notice of Borrowing shall be in substantially the form of Exhibit A and shall specify the requested (i) date of such Borrowing (which shall be a Business Day, but in no event later than the Business Day immediately preceding the Revolving Credit Termination Date), (ii) Type of Loans to be made in connection with such Borrowing, (iii) Interest Period, if any, for such Loans and (iv) amount of such Borrowing. Each proposed Borrowing shall conform to the requirements of Sections 3.03 and 3.04.

     (b) Each Lender shall, before 10:00 A.M. on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in
Section 12.02, in same day funds, such Lender's Percentage of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article VI, the Administrative Agent will make such funds available to the applicable Borrower at the Administrative Agent's aforesaid address. Notwithstanding the foregoing, unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Percentage available to the Administrative Agent on the date of such Borrowing in accordance with the first sentence of this subsection (b), and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount.

     (c) If and to the extent that any Lender (a "NON-PERFORMING LENDER") shall not have made available to the Administrative Agent, in accordance with subsection (b) above, such Lender's Percentage of any Borrowing, the non-performing Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand corresponding amounts (not to exceed the aggregate amount that such non-performing Lender failed to make available to the Administrative Agent), together with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Loans made in connection with such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. Within the limits of each Lender's Available Commitment and subject to the other terms and conditions set forth in this Agreement for the making of Loans, each Borrower may request (and the Lenders shall honor) one or more additional Borrowings from the performing Lenders to fund such repayment to the Administrative Agent. If a non-performing Lender shall repay to the Administrative Agent such corresponding amount in full (with interest as above provided), (x) the Administrative Agent shall apply such corresponding amount and interest to the repayment to the Administrative Agent (or repayment of Loans made to fund such repayment to the Administrative Agent), and shall make any remainder available to the applicable Borrower and (y) such amount so repaid shall be deemed to constitute such Lender's Loan, made as part of such Borrowing for purposes of this Agreement as if funded concurrently with the other Loans made as part of such Borrowing, and such Lender shall forthwith cease to be deemed a non-performing Lender; if and so long as such non-performing Lender shall not repay such amount, and unless and until an Eligible Assignee shall have assumed and performed the obligations of such non-performing Lender, all computations by the Administrative Agent of Percentages, Commitments and payments hereunder shall be made without regard to the Commitments, or outstanding Loans, of such non-performing Lender, and any amounts paid to the Administrative Agent for the account of such non-performing Lender shall be held by the Administrative Agent in trust for such non-performing Lender in a non-interest-bearing special purpose account. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

     (d) Any Lender may request that Loans made by it hereunder be evidenced by a Promissory Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Promissory Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 12.07) be represented by one or more Promissory Notes in such form payable to the order of the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

     SECTION 3.02. CONVERSION OF LOANS. Each Borrower may from time to time Convert any Loan (or portion thereof) of any Type made to such Borrower to one or more Loans of the same or any other Type by delivering a notice of such Conversion (a "NOTICE OF CONVERSION") to the Administrative Agent no later than 11:00 A.M. on (x) the third Business Day prior to the date of any proposed Conversion into a Eurodollar Rate Loan and (y) the first Business Day prior to the date of any proposed Conversion into an ABR Loan. The Administrative Agent shall give each Lender prompt notice of each Notice of Conversion. Each Notice of Conversion shall be in substantially the form of Exhibit B and shall specify
(i) the requested date of such Conversion (which shall be a Business Day), (ii) the Type of, and Interest Period, if any, applicable to, the Loans (or portions thereof) proposed to be Converted, (iii) the requested Type of Loans to which such Loans (or portions thereof) are proposed to be Converted, (iv) the requested initial Interest Period, if any, to be applicable to the Loans resulting from such Conversion and (v) the aggregate amount of Loans (or portions thereof) proposed to be Converted. Each proposed Conversion shall be subject to the provisions of Sections 3.03 and 3.04.

     SECTION 3.03. INTEREST PERIODS. The period between the date of each Eurodollar Rate Loan and the date of payment in full of such Loan shall be divided into successive periods ("INTEREST PERIODS") for purposes of computing interest applicable thereto. The initial Interest Period for each such Loan shall begin on the day such Loan is made, and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period for such Loan. The duration of each Interest Period shall be one, two, three or six months, as the applicable Borrower may, in accordance with Section 3.01 or 3.02, select; provided, however, that:

               (i) a Borrower may not select any Interest Period that ends after the Revolving Credit Termination Date;

               (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

     SECTION 3.04. OTHER TERMS RELATING TO THE MAKING AND CONVERSION OF LOANS.
(a) Notwithstanding anything in Section 3.01 or 3.02 to the contrary:

               (i) each Borrowing (other than a Borrowing deemed made under Section 4.04(c) or (d)) shall be in an aggregate amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or, in each case, such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Extensions of Credit to be made on such date), and shall consist of Loans of the same Type, having the same Interest Period and made or Converted on the same day by the Lenders ratably according to their respective Percentages;

               (ii) a Borrower may request that more than one Borrowing be made on the same day;

               (iii) at no time shall more than eight (8) different Borrowings comprising Eurodollar Rate Loans be outstanding hereunder;

               (iv) no Eurodollar Rate Loan may be Converted on a date other than the last day of the Interest Period applicable to such Loan unless the corresponding amounts, if any, payable to the Lenders pursuant to Section 5.04(b) are paid contemporaneously with such Conversion;

               (v) if a Borrower shall either fail to give a timely Notice of Conversion pursuant to Section 3.02 in respect of any Loans made to such Borrower or fail, in any Notice of Conversion that has been timely given by such Borrower, to select the duration of any Interest Period for Loans to be Converted into Eurodollar Rate Loans in accordance with Section 3.03, such Loans shall, on the last day of the then existing Interest Period therefor, automatically Convert into, or remain as, as the case may be, ABR Loans; and

               (vi) if an Event of Default has occurred and is continuing with respect to any Borrower or the Guarantor, (A) no outstanding Loans made to such Borrower (or, in the case of any Event of Default with respect to the Guarantor, made to any Borrower) may be Converted to or continued as Eurodollar Rate Loans and (B) unless repaid, each Eurodollar Rate Loan made to such Borrower (or, in the case of any Event of Default with respect to the Guarantor, made to any Borrower) shall be Converted to an ABR Loan at the end of the Interest Period applicable thereto.

     (b) If any Lender shall notify the Administrative Agent that the introduction of or any change in, or in the interpretation of, any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations hereunder to make, or to fund or maintain, Eurodollar Rate Loans hereunder, (i) the obligation of such Lender to make, or to Convert Loans into, Eurodollar Rate Loans for any Borrowing from such Lender shall be forthwith suspended until the earlier to occur of the date upon which
(A) such Lender shall cease to be a party hereto and (B) it is no longer unlawful for such Lender to make, fund or maintain Eurodollar Rate Loans, and
(ii) if the maintenance of Eurodollar Rate Loans then outstanding through the last day of the Interest Period therefor would cause such Lender to be in violation of such law, regulation or assertion, such Lender may require each Borrower to either prepay or Convert all Eurodollar Rate Loans made by such Lender to such Borrower within five days after such Borrower's receipt of such notice, and if such Borrower shall not have so prepaid or Converted such Eurodollar Rate Loans by such fifth day, then such Eurodollar Rate Loans shall be deemed automatically Converted to ABR Loans on such fifth day. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Administrative Agent (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such notice from such Lender (or upon such Lender's assigning all of its Commitments, Loans, participation and other rights and obligations hereunder to an Eligible Assignee), the Administrative Agent shall deliver notice thereof to the Borrowers and the Lenders and such suspension shall terminate.

     (c) If the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans to be made in connection with such Borrowing will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Loans for such Borrowing, the right of the Borrowers to select Eurodollar Rate Loans for such Borrowing and any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and each Loan to be made or Converted in connection with such Borrowing shall be an ABR Loan.

     (d) If any Lender shall have delivered a notice to any Borrower or the Administrative Agent described in Section 3.04(b) or Section 3.06, or shall become a non-performing Lender under Section 3.01(c) or Section 4.04(c), and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with said Section 3.04(b), Section 3.06,
Section 3.01(c) or Section 4.04(c), the Borrowers or the Administrative Agent may demand that such Lender assign in accordance with Section 12.07, to one or more Eligible Assignees designated by the Borrowers or the Administrative Agent, all (but not less than all) of such Lender's Commitments, Loans, participation and other rights and obligations hereunder; provided that any such demand by the Borrowers during the continuance of a Default or an Event of Default shall be ineffective without the consent of the Required Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrowers, any such Eligible Assignee so designated shall fail to consummate such assignment on terms reasonably satisfactory to such Lender, or the Borrowers and the Administrative Agent shall have failed to designate any such Eligible Assignee, then such demand by the Borrowers or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to consummate such assignment forthwith, if such Eligible Assignee (i) shall agree to such assignment in substantially the form of the Lender Assignment attached hereto as Exhibit E and
(ii) shall tender payment to such Lender in an amount equal to the full outstanding Dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent), including, without limitation, all accrued interest and fees and, to the extent not paid by the Borrowers, any payments required pursuant to Section 5.04(b).

     (e) Each Notice of Borrowing and Notice of Conversion shall be irrevocable and binding on the applicable Borrower. In the case of any Borrowing which the related Notice of Borrowing or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the applicable Borrower shall severally indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure by such Borrower to fulfill, on or before the date specified in such Notice of Borrowing or Notice of Conversion for such Borrowing, the applicable conditions (if any) set forth in this Article III (other than failure pursuant to the provisions of Section 3.04(c) hereof) or in Article VI, including any such loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender when such Loan, as a result of such failure, is not made on such date.

     SECTION 3.05. REPAYMENT OF LOANS; INTEREST.

     (a) Principal. Each Borrower shall repay in full, on the Revolving Credit Termination Date, the outstanding principal amount of the Loans made to such Borrower.

     (b) Interest. Each Borrower shall pay interest on the unpaid principal amount of each Loan made to such Borrower from the date of such Loan until such principal amount shall be paid in full, at the Applicable Rate for such Loan, payable as follows:

          (i) ABR Loans. If such Loan is an ABR Loan, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such ABR Loan and on the date such ABR Loan shall become due and payable or shall otherwise be paid in full; provided, however, that interest accruing on the principal amount of any ABR Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand.

          (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, interest thereon shall be payable on the last day of each Interest Period for such Loan and, if the Interest Period for such Loan has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided, however, that interest accruing on the principal amount of any Eurodollar Rate Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall be payable on demand.

     SECTION 3.06. ADDITIONAL INTEREST ON EURODOLLAR RATE LOANS. Each Borrower shall pay to the Administrative Agent for the account of each Lender any costs actually incurred by such Lender with respect to Eurodollar Rate Loans made to such Borrower that are attributable to such Lender's compliance with regulations of the Board requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Administrative Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Loan of such Lender made to such Borrower, from the date of such Eurodollar Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Loan from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Loan (but in no event earlier than five Business Days after the Borrower's receipt of the certificate referred to in the last sentence of this Section 3.06). Such additional interest shall be determined by such Lender and notified to the applicable Borrower through the Administrative Agent. A certificate as to the amount of such additional interest and giving a reasonable explanation and calculation thereof shall be submitted to the applicable Borrower and the Administrative Agent by such Lender and shall be conclusive and binding for all purposes, absent manifest error.


                                   ARTICLE IV
                                LETTERS OF CREDIT

     SECTION 4.01. ISSUING BANKS. Subject to the terms and conditions hereof, each Borrower may from time to time identify and arrange for one or more Lenders to act as Issuing Banks hereunder. Notice of any such designation by a Borrower shall be given to the Administrative Agent at least four Business Days prior to the first date upon which such Borrower proposes that such Issuing Bank issue its first Letter of Credit, so as to provide adequate time for such proposed Issuing Bank to be approved by the Administrative Agent hereunder (such approval not to be unreasonably withheld). Within two Business Days following the receipt of any such designation of a proposed Issuing Bank, the Administrative Agent shall notify the applicable Borrower as to whether such designee is acceptable to the Administrative Agent. Nothing contained herein shall be deemed to require any Lender to agree to act as an Issuing Bank, if it does not so desire.

     SECTION 4.02. LETTERS OF CREDIT. (a) Each Letter of Credit shall be issued (or the stated maturity thereof extended or terms thereof modified or amended) on not less than three Business Days' prior written notice thereof to the Administrative Agent (which shall promptly distribute copies thereof to the Lenders) and the relevant Issuing Bank. Each such notice (a "REQUEST FOR ISSUANCE") shall specify (i) the date (which shall be a Business Day, but in no event later than the date that occurs ten (10) Business Days prior to the Revolving Credit Termination Date) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the stated expiry date thereof (which shall be no later than the date that occurs one year from the date of issuance of such Letter of Credit (or, in the case of any extension of a Letter of Credit, one year from the date of effectiveness of such extension), and in any event no later than the Letter of Credit Expiration Date, (ii) the proposed stated amount of such Letter of Credit (which shall not be less than $250,000) and (iii) such other information as shall demonstrate compliance of such Letter of Credit with the requirements specified therefor in this Agreement and the relevant Issuing Bank Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the applicable Borrower not less than one Business Day prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 10:00 A.M. on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein and in the relevant Issuing Bank Agreement, such Issuing Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Administrative Agent, which shall promptly furnish copies thereof to the Lenders.

     (b) Each Lender severally agrees with such Issuing Bank to participate in the Extension of Credit resulting from the issuance (or extension, modification or amendment) of such Letter of Credit, in the manner and the amount provided in
Section 4.04(b), and the issuance of such Letter of Credit shall be deemed to be a confirmation by such Issuing Bank and each Lender of such participation in such amount.

     (c) Notwithstanding anything herein to the contrary, the aggregate LC Outstandings of all Letters of Credit outstanding at any one time shall not exceed the Letter of Credit Sublimit.

     SECTION 4.03. ISSUING BANK FEES. Each Borrower shall pay directly to each Issuing Bank such fees and expenses, if any, specified to be paid by it to such Issuing Bank pursuant to the Issuing Bank Agreement to which such Borrower and such Issuing Bank are parties, at the times, and in the manner, specified in such Issuing Bank Agreement.

     SECTION 4.04. REIMBURSEMENT TO ISSUING BANKS. (a) Each Borrower hereby agrees to pay to the Administrative Agent for the account of each Issuing Bank, on demand made by such Issuing Bank to such Borrower and the Administrative

Agent, on and after each date on which such Issuing Bank shall pay any amount under any Letter of Credit issued by such Issuing Bank at the request of such Borrower, a sum equal to the amount so paid plus interest on such amount from the date so paid by such Issuing Bank until repayment to such Issuing Bank in full at a fluctuating interest rate per annum equal at all times to the Applicable Rate for ABR Loans.

     (b) If any Issuing Bank shall not have been reimbursed in full for any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank on the date of such payment, such Issuing Bank shall give the Administrative Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 10:00 A.M. on the Business Day immediately succeeding the date of such payment by such Issuing Bank. Each Lender severally agrees to purchase a participation in the reimbursement obligation of the applicable Borrower to such Issuing Bank under subsection (a) above, by paying to the Administrative Agent for the account of such Issuing Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by such Issuing Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of such payment by such Issuing Bank to the date of payment to such Issuing Bank by such Lender. Each such payment by a Lender shall be made not later than 1:00 P.M. on the later to occur of (i) the Business Day immediately following the date of such payment by such Issuing Bank and (ii) the Business Day on which such Lender shall have received an LC Payment Notice from such Issuing Bank. Each Lender's obligation to make each such payment to the Administrative Agent for the account of such Issuing Bank shall be several and shall not be affected by (A) the occurrence or continuance of any Default or Event of Default, (B) the failure of any other Lender to make any payment under this Section 4.04, or (C) the date of the drawing under the applicable Letter of Credit issued by such Issuing Bank. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (c) The failure of any Lender to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above shall not relieve any other Lender of its obligation to make payment, but no Lender shall be responsible for the failure of any other Lender. If any Lender (a "NON-PERFORMING LENDER") shall fail to make any payment to the Administrative Agent for the account of an Issuing Bank in accordance with subsection (b) above within five Business Days after such Lender's receipt of the LC Payment Notice relating thereto, then, for so long as such failure shall continue, such Issuing Bank shall be deemed, for purposes of Section 5.05 and Article IX hereof, to be a Lender hereunder owed a Loan in an amount equal to the outstanding principal amount due and payable by such Lender to the Administrative Agent for the account of such Issuing Bank pursuant to subsection (b) above.

     (d) Each participation purchased by a Lender under subsection (b) above shall constitute an ABR Loan deemed made by such Lender to the applicable Borrower on the date of such payment by the relevant Issuing Bank under the applicable Letter of Credit issued by such Issuing Bank at the request of such Borrower (irrespective of such Borrower's noncompliance, if any, with the conditions precedent for Loans hereunder); and all such payments by the Lenders in respect of any one such payment by such Issuing Bank shall constitute a single Borrowing hereunder.

     SECTION 4.05. OBLIGATIONS ABSOLUTE. The payment obligations of each Lender under Section 4.04(b) and of each Borrower under this Agreement in respect of any payment under any Letter of Credit and any Loan deemed made under Section 4.04(c) or (d) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances:

               (i) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto or to such Letter of Credit;

               (ii) any amendment or waiver of, or any consent to departure from, all or any of the Loan Documents;

               (iii) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or by such Letter of Credit, or any unrelated transaction;

               (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment in good faith by any Issuing Bank under any Letter of Credit issued by such Issuing Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

               (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 4.06. LIABILITY OF ISSUING BANKS AND THE LENDERS. Each Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit issued at the request of such Borrower in connection with such Letter of Credit, and neither the Issuing Bank that has issued such Letter of Credit, the Lenders nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (a) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the applicable Borrower shall have the right to bring suit against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by such Borrower or such Lender which such Borrower or such Lender proves were caused by such Issuing Bank's willful misconduct or gross negligence, including such Issuing Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept sight drafts and accompanying certificates presented under any Letter of Credit issued by such Issuing Bank that appear on their face to be in order, without responsibility for further investigation. Notwithstanding the foregoing, no Lender shall be obligated to indemnify any Borrower for damages caused by any Issuing Bank's willful misconduct or gross negligence, and the obligation of each Borrower to reimburse the Lenders hereunder in accordance with the terms hereof shall be absolute and unconditional, notwithstanding the gross negligence or willful misconduct of any Issuing Bank.


                                    ARTICLE V
                           PAYMENTS, COMPUTATIONS AND
                                YIELD PROTECTION

     SECTION 5.01. PAYMENTS AND COMPUTATIONS. (a) The Borrowers shall make each payment hereunder and under the other Loan Documents not later than 10:00 A.M. on the day when due in Dollars to the Administrative Agent at its address referred to in Section 12.02 in same day funds, except payments to be made directly to any Issuing Bank as expressly provided herein; any payment received after 10:00 A.M. shall be deemed to have been received at the start of business on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to which the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. If and to the extent that any distribution of any payment from a Borrower required to be made to any Lender pursuant to the preceding sentence shall not be made in full by the Administrative Agent on the date such payment was received by the Administrative Agent, the Administrative Agent shall pay to such Lender, upon demand, interest on the unpaid amount of such distribution, at a rate per annum equal to the Federal Funds Effective Rate, from the date of such payment by such Borrower to the Administrative Agent to the date of payment in full by the Administrative Agent to such Lender of such unpaid amount. Upon the Administrative Agent's acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 12.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under any Promissory Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) Each Borrower hereby authorizes the Administrative Agent, each Lender and each Issuing Bank, if and to the extent payment owed by such Borrower to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, is not made when due hereunder (or, in the case of a Lender, under any Promissory Note held by such Lender), to charge from time to time against any or all of such Borrower's accounts with the Administrative Agent, such Lender or such Issuing Bank, as the case may be, any amount so due.

     (c)  All computations of interest based on the Alternate Base Rate
(when the Alternate Base Rate is based on the Reference Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All other computations of interest and fees hereunder (including computations of interest based on the Eurodollar Rate and the Federal Funds Effective Rate) shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment hereunder or under any other Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment by such Borrower is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due by such Borrower to such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

     (f) Any fees, interest, costs, expenses or other amount (other than the principal amount of any Loan, which shall accrue interest at the Applicable Rate for such Loan) payable by the Borrower hereunder or under any of the Promissory Notes that is not paid when due (whether at stated maturity, by acceleration or otherwise) shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to the Default Rate, payable on demand.

     (g) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due by any Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due by such Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due from such Borrower to such parties, and (ii) second, towards payment of principal then due by such Borrower hereunder, ratably among the parties entitled thereto.

     SECTION 5.02. INTEREST RATE DETERMINATION. The Administrative Agent shall give prompt notice to the applicable Borrower and the Lenders of the interest rate determined by the Administrative Agent for purposes of Section 3.05(b)(i) or (ii) applicable to Loans made to such Borrower.

     SECTION 5.03. PREPAYMENTS. No Borrower shall have any right to prepay any principal amount of any Loans made to such Borrower other than as provided in subsections (a) and (b) below.

     (a) Each Borrower may, upon at least three Business Days' written notice, with respect to Eurodollar Rate Loans, and one Business Day's written notice, with respect to ABR Loans, to the Administrative Agent stating the proposed date and the aggregate principal amount of the prepayment, and if such notice is given such Borrower shall, prepay the outstanding principal amounts of Loans made to such Borrower as part of the same Borrowing, in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b); provided, however, that each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.03, the Borrowers shall pay or prepay so much of the principal amount outstanding hereunder as shall be necessary in order that the aggregate principal amount outstanding hereunder (after giving effect to all Extensions of Credit to be made on such date and the application of the proceeds thereof) will not exceed the Commitments (and, with respect to each Borrower, such Borrower's Availability Sublimit) following such termination or reduction, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid and (ii) in the case of prepayments of Eurodollar Rate Loans, any amount payable to the Lenders pursuant to Section 5.04(b). In connection with any partial reduction of the Commitments pursuant to Section 2.03(b), the Borrowers shall designate, in the written notice delivered to the Administrative Agent pursuant to Section 2.03(b), which outstanding Borrowings will be prepaid pursuant to this subsection (b) on the date of such reduction; provided, that if the Borrowers fail to provide such designation, the prepayments required by this subsection (b) shall be applied (A) on a pro rata basis to the outstanding Borrowings of each Borrower, and (B) to outstanding ABR Loans up to the full amount thereof before they are applied to outstanding Eurodollar Rate Loans (in the order of the remaining duration of their respective Interest Periods (the Eurodollar Rate Loans with the shortest remaining Interest Period to be prepaid first)).

     SECTION 5.04. YIELD PROTECTION.

     (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, there shall be reasonably incurred any increase in (A) the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or of participating in the issuance, maintenance or funding of any Letter of Credit, or (B) the cost to any Issuing Bank of issuing or maintaining any Letter of Credit, then the Borrowers shall from time to time, promptly after receipt of written demand by such Lender or Issuing Bank, as the case may be (with a copy of such demand to the

Administrative Agent), pay to the Administrative Agent for the account of such Lender or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Lender or Issuing Bank, as the case may be, for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation and calculation thereof shall be submitted to the Borrowers and the Administrative Agent by such Lender or such Issuing Bank, as the case may be, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

     (b) Breakage. If, due to any prepayment pursuant to Section 5.03, an acceleration of maturity of the Loans pursuant to Section 9.02, or any other reason, any Lender receives payments of principal of any Eurodollar Rate Loan made to any Borrower other than on the last day of the Interest Period relating to such Loan, or if any Borrower shall Convert any Eurodollar Rate Loans on any day other than the last day of the Interest Period therefor, such Borrower shall, promptly after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for additional losses, costs, or expenses (including anticipated lost profits) that such Lender may reasonably incur as a result of such payment or Conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan. For purposes of this subsection (b) and Section 3.04(e), a certificate setting forth the amount of such additional losses, costs, or expenses and giving a reasonable explanation and calculation thereof shall be submitted to the applicable Borrower and the Administrative Agent by such Lender, shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

     (c) Capital. If any Lender or Issuing Bank determines that (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender or Issuing Bank (but without duplication), and the amount of such capital is increased by or based upon (A) the existence of such Lender's or Issuing Bank's commitment to lend or issue or participate in any Letter of Credit hereunder, (B) the participation in or issuance or maintenance of any Letter of Credit or Loan or
(C) other similar such commitments, then, promptly after demand by such Lender or Issuing Bank, the Borrowers shall pay to the Administrative Agent for the account of such Lender or Issuing Bank from time to time as specified by such Lender or Issuing Bank additional amounts sufficient to compensate such Lender or Issuing Bank in the light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation and calculation thereof (to the extent permitted by law) shall be submitted to the Borrowers and the Administrative Agent by such Lender or Issuing Bank and shall be conclusive and binding for all purposes, absent manifest error.

     (d) Notices, Etc. Each Lender hereby agrees to use its best efforts to notify the Borrowers of the occurrence of any event referred to in subsection
(a), (b) or (c) of this Section 5.04 promptly after becoming aware of the occurrence thereof. Each Borrower shall pay the Administrative Agent, for the account of such Lender, the amount shown as due by such Borrower on any certificate delivered pursuant to this Section 5.04 within ten (10) Business Days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender's rights hereunder; provided that, notwithstanding any provision to the contrary contained in this Section 5.04, a Borrower shall not be required to reimburse any Lender for any amounts or costs incurred under subsection (a), (b) or (c) above, more than 270 days prior to the date that such Lender notifies such Borrower in writing thereof, in each case unless, and to the extent that, any such amounts or costs so incurred shall relate to the retroactive application of any event notified to such Borrower which entitles such Lender to such compensation. If any Lender shall subsequently determine that any amount demanded and collected under this Section 5.04 was done so in error, such Lender will promptly return such amount to the applicable Borrower.

     (e) Survival of Obligations. Subject to subsection (d) above, the Borrowers' obligations under this Section 5.04 shall survive the repayment of all other amounts owing to the Lenders, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments.

     SECTION 5.05. SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans owing to it (other than pursuant to Section 5.04 or 12.07) in excess of its ratable share of payments obtained by all the Lenders on account of the Loans of such Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Loans owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.05 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participations from the other Lenders in accordance with this Section 5.05, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 5.01(a).

     SECTION 5.06. TAXES. (a) All payments by a Borrower hereunder and under the other Loan Documents shall be made in accordance with Section 5.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, each Issuing Bank and the Administrative Agent, taxes imposed on its overall net or gross income, receipts, capital, net worth, privilege of transacting business or corporate franchise taxes imposed on it by the jurisdiction under the laws of which such Lender, such Issuing Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net or gross income, receipts, capital, net worth, privilege of transacting business or corporate franchise taxes imposed on it by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable by such Borrower hereunder or under any other Loan Document to any Lender, any Issuing Bank or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) such Lender, such Issuing Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other similar taxes or charges that arise from any payment made by such Borrower hereunder or under any other Loan Document to which it is a party or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Borrowers will indemnify each Lender, each Issuing Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.06) paid by such Lender, such Issuing Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender, such Issuing Bank or the Administrative Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of any Borrower to contest any such Taxes or Other Taxes so paid, and each Lender, each Issuing Bank and the Administrative Agent (as the case may be) will, following notice from, and at the expense of, such Borrower, reasonably cooperate with such Borrower to preserve such Borrower's rights to contest such Taxes or Other Taxes.

     (d) Within 30 days after the date of any payment of Taxes, the applicable Borrower will furnish to the Administrative Agent, at its address referred to in
Section 12.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Bank represents and warrants that either (i) it is organized under the laws of a jurisdiction within the United States or (ii) it has delivered to the Borrowers or the Administrative Agent duly completed copies of such form or forms prescribed by the United States Internal Revenue Service indicating that such Bank is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code or any tax treaty to which the United States is a party. Each other Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrowers or the Administrative Agent, such Lender will deliver to the Borrowers and the Administrative Agent

(to the extent that it is not prohibited by law from doing so) either (A) a statement that it is organized under the laws of a jurisdiction within the United States or (B) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service, indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Internal Revenue Code. Each Bank that has delivered, and each other Lender that hereafter delivers, to the Borrowers and the Administrative Agent the form or forms referred to in the two preceding sentences further undertakes to deliver to the Borrowers and the Administrative Agent, to the extent that it is not prohibited by law from doing so, further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrowers pursuant to this subsection
(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate, and such Lender acknowledges and agrees that nothing contained herein shall in any way limit, waive, or otherwise reduce any claim that the Administrative Agent or the Borrowers may have against such Lender in the event that any such form shall not be complete and accurate.

     (f)  Any Lender claiming any additional amounts payable pursuant to this
Section 5.06 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

     (g) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 5.06 shall survive the repayment of all other amounts owing to the Lenders, the Administrative Agent and the Issuing Banks under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrowers under this Section 5.06 are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

     SECTION 6.01. CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make its initial Extension of Credit is subject to the fulfillment of the following conditions precedent:

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received (i) Issuing Bank Agreements, duly executed by each of the Borrowers and Union Bank, in form and substance satisfactory to the Administrative Agent, (ii) the Fee Letter, duly executed by the Borrowers, in form and substance satisfactory to the Administrative Agent, and (iii) the Promissory Notes (if requested by any Lender pursuant to Section 3.01(d)), duly executed by the applicable Borrower.

          (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Closing Date) of (i) Thelen Reid & Priest LLP, New York counsel for the Obligors, substantially in the form of Exhibit C, and
     (ii) Vincent Nitido, Jr., Esq., General Counsel for the Guarantor and counsel for the Borrowers, substantially in the form of Exhibit D. The Obligors hereby request such counsel to deliver such opinions.

          (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, the authorization of the Transactions and any other legal matters relating to the Obligors, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (e) The representations and warranties of the Obligors set forth in this Agreement and the other Loan Documents shall be true and correct, no Default or Event of Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Senior Financial Officer of each Obligor, confirming the same as of the Closing Date.

          (f) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Senior Financial Officer of each Obligor, confirming compliance with the conditions set forth in this Section 6.01.

          (g) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act, with respect to the Obligors.

          (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

          (i) All requisite Governmental Authorities and third parties, if any, shall have approved or consented to this Agreement, the other Loan Documents and the Transactions to the extent required and material (and the Administrative Agent shall have received certified copies of all such approvals and consents, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders), no stay of any applicable regulatory approval shall have been issued and there shall be no litigation, governmental, administrative or judicial action, actual or, to the knowledge of the Obligors, threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement, the other Loan Documents or the Transactions.

          (j) The Administrative Agent shall have received true, correct and complete copies, certified as to authenticity by the applicable Borrower, of the Note Purchase Agreement to which such Borrower is a party.

          (k) The Administrative Agent shall have received such other approvals, opinions and documents as any Lender, through the Administrative Agent, may reasonably request.

     SECTION 6.02. CONDITIONS PRECEDENT TO EACH EXTENSION OF CREDIT. The obligation of each Lender or Issuing Bank, as the case may be, to make an Extension of Credit (including the initial Extension of Credit, but excluding Conversions) to or for the account of any Borrower shall be subject to the further conditions precedent that, on the date of such Extension of Credit and after giving effect thereto, the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Extension of Credit shall constitute a representation and warranty by such Borrower that, on the date of such Extension of Credit, such statements are true):

          (a) the representations and warranties of such Borrower and the Guarantor contained in this Agreement and the other Loan Documents are true and correct on and as of the date of such Extension of Credit, before and after giving effect to such Extension of Credit and to the application of the proceeds thereof, as though made on and as of such date (except for any such representations and warranties that expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); and

          (b) no Default or Event of Default with respect to such Borrower or the Guarantor has occurred and is continuing, or would result from such Extension of Credit or the application of the proceeds thereof.

     SECTION 6.03. DETERMINATIONS UNDER SECTION 6.01. For purposes of determining compliance with the conditions specified in Section 6.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

     SECTION 6.04. RELIANCE ON CERTIFICATES. The Lenders, the Issuing Banks and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of an Obligor as to the names, incumbency, authority and signatures of the respective individuals named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Obligor identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Obligor thereafter authorized to act on behalf of such Obligor.


                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

     SECTION 7.01. REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS. To induce the Administrative Agent, the Issuing Banks and the Lenders to enter into this Agreement and to make Extensions of Credit, each Obligor hereby represents and warrants to the Administrative Agent, each Issuing Bank and each Lender that:

     (a) Organization; Power and Authority. Such Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Obligor has the corporate power and authority to own or hold under lease the Properties it purports to own or hold under lease, or proposes to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Loan Documents to which it is a party and to perform the provisions thereof.

     (b) Authorization, Execution and Delivery. Each Loan Document to which such Obligor is a party has been duly authorized by all necessary corporate action on the part of such Obligor, and upon execution and delivery thereof each such Loan Document will constitute a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Each Loan Document to which such Obligor is a party has been duly executed and delivered by such Obligor.

     (c) Disclosure; No Material Adverse Change; Etc. Such Obligor has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum, the Disclosure Documents nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of such Obligor to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished) contains any material misstatement of a fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

provided that, with respect to forward looking statements, such Obligor represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time. Except as disclosed in the Information Memorandum, the Disclosure Documents or in one of the documents, certificates or other writings identified therein, since December 31, 2004, there has been no change in the financial condition, operations, business, Properties or prospects of any Obligor or any Subsidiary of any Obligor except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to such Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Information Memorandum, the Disclosure Documents or the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders prior to the Closing Date by or on behalf of the Obligors specifically for use in connection with the transactions contemplated hereby.

     (d) Financial Condition. The most recent financial statements delivered by such Obligor pursuant to Section 8.01(a)(i) or (ii) (including, without limitations, the financial statements of the Obligors for the fiscal year ended December 31, 2004) present fairly, in all material respects, the financial position and results of operations and cash flows of such Obligor and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements delivered pursuant to Section 8.01(a)(i). Neither such Obligor nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guaranty Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, was material to such Obligor and its Subsidiaries, taken as a whole, and which was not reflected in the foregoing statements or in the notes thereto. During the period from December 31, 2004 to and including the date hereof there has been no Disposition by such Obligor or any of its Subsidiaries of any material part of its business or Property.

     (e)  Organization and Ownership of Shares of Subsidiaries.

          (i) As of the Closing Date, Schedule 7.01(e) contains (except as noted therein) complete and correct lists of (i) such Obligor's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by such Obligor and each other Subsidiary, (ii) each Obligor's directors and senior officers, and (iii) the Obligors' Affiliates, other than Subsidiaries.

          (ii) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 7.01(e) as being owned by an Obligor and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by such Obligor or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 7.01(e)).

          (iii) Each Subsidiary identified in Schedule 7.01(e) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the Properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (iv) No Subsidiary of any Borrower is a party to any agreement, or otherwise subject to any legal restriction, restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to such Borrower or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary, other than (A) this Agreement and the other Loan Documents, (B) the agreements listed on Schedule 7.01(e), (C) customary limitations imposed by corporate law statutes and (D) any covenant contained in an agreement evidencing Indebtedness permitted to be incurred by such Subsidiary pursuant to Section 8.02(e) that restricts the payment of a dividend or distribution upon the occurrence and during the continuance of a default thereunder.

     (f) Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by such Obligor of each Loan Document to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of such Obligor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which such Obligor or any such Subsidiary is bound or by which such Obligor or any such Subsidiary or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or any of its Subsidiaries or (iii) violate any provision of any Governmental Rule applicable to such Obligor or any of its Subsidiaries.

     (g) Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Obligor of any Loan Document to which it is a party, except for the ACC Order, which ACC Order has been obtained and is in full force and effect.

     (h)  Litigation; Observance of Agreements, Statutes and Orders.

          (i) Except as disclosed in Schedule 7.01(h), there are no actions, suits or proceedings pending or, to the knowledge of such Obligor, threatened against or affecting such Obligor or any of its Subsidiaries or any Property of such Obligor or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority (A) that involve any of the Loan Documents or the Transactions or
     (B) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (ii) Neither such Obligor nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (i) Taxes. Such Obligor and each of its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Properties, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Such Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of such Obligor and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

     (j) Title to Property; Leases. Such Obligor and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects.

     (k)  Licenses, Permits, etc.

          (i) Such Obligor and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

          (ii) to the best knowledge of such Obligor, no product of such Obligor infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (iii) to the best knowledge of such Obligor, there is no Material violation by any Person of any right of such Obligor or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by such Obligor or such Subsidiary.

     (l) Compliance with ERISA.

          (i) Such Obligor and each of its ERISA Affiliates have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither such Obligor nor any of its ERISA Affiliates has incurred any liability pursuant to Title I or IV of ERISA (other than claims for benefits in the ordinary course or PBGC premiums required by Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by such Obligor or any of its ERISA Affiliates, or in the imposition of any Lien on any of the rights or Properties of such Obligor or any of its ERISA Affiliates, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (ii) The present value of the aggregate benefit liabilities under each of such Obligor's Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by an amount, in the case of any single Plan or in the aggregate for all Plans, that has resulted or could reasonably be expected to result in a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (iii) Such Obligor and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate have resulted or could reasonably be expected to result in a Material Adverse Effect.

          (iv) The expected postretirement benefit obligations (determined as of the last day of such Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of such Obligor and its Subsidiaries could not reasonably be expected to result in a Material Adverse Effect.

     (m) Use of Proceeds; Margin Regulations. Each Borrower will apply the proceeds of all Loans made to such Borrower and utilize Letters of Credit issued hereunder for general corporate purposes. No part of the proceeds of any Loan made to such Borrower and no Letter of Credit issued at the request of such Borrower will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve such Borrower in a violation of Regulation X of the Board or to involve any broker or dealer in a violation of Regulation T of the Board. As used in this Section 7.01(m), the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in Regulation U.

     (n)  Existing Indebtedness.

          (i) Except as described therein, Schedule 7.01(n) sets forth a complete and correct list of all outstanding Indebtedness of such Obligor and each of its Subsidiaries as of the Closing Date. Neither such Obligor nor any such Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness of such Obligor or any such Subsidiary that would permit (or that with the giving of notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (ii) Neither such Obligor nor any of its Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 8.02(c).

     (o) Foreign Assets Control Regulations, etc. None of the Transactions will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (p) Status under Certain Statutes. Neither such Obligor nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, or the Interstate Commerce Act, as amended. Such Obligor and its Subsidiaries are exempt from regulation under PUHCA, except as set forth in
Section 9(a)(2) thereof.

     (q) Anti-Terrorism Order. Neither such Obligor nor any of its Subsidiaries is a Sanctioned Person. To the best knowledge of such Obligor, neither such Obligor nor any of its Subsidiaries has any legally binding contracts or agreements with any Sanctioned Person.

     (r) Labor Matters. There are no strikes or other labor disputes against such Obligor or any of its Subsidiaries pending or, to the knowledge of such Obligor, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of such Obligor or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable requirement of law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from such Obligor or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of such Obligor or the relevant Subsidiary.

     (s) Environmental Matters. Neither such Obligor nor any of its Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of its Subsidiaries or any of their respective real Properties now or formerly owned, leased or operated by any of them or other Properties, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 7.01(s):

          (i) neither such Obligor nor any of its Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real Properties now or formerly owned, leased or operated by any of them, or in any way related to its Properties or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (ii) neither such Obligor nor any of its Subsidiaries has stored any Hazardous Materials on real Properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

          (iii) all buildings on all real Properties now owned, leased or operated by such Obligor or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

     (t) Solvency. Each Obligor is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and the Transactions will be, Solvent.


                                  ARTICLE VIII
                            COVENANTS OF THE OBLIGORS

     SECTION 8.01. AFFIRMATIVE COVENANTS. Each Obligor covenants and agrees that so long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment:

     (a) Financial and Business Information. Such Obligor shall deliver to the Administrative Agent, with a copy for each Lender (and the Administrative Agent will forward such copies to the Lenders):

          (i) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of such Obligor (other than the last quarterly fiscal period of each such fiscal year), copies of,

               (A) a consolidated balance sheet of such Obligor and its Subsidiaries as at the end of such quarter,

               (B) consolidated statements of income of such Obligor and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

               (C) consolidated statements of cash flow for the period from the beginning of such fiscal year to the end of such quarter,

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of such Obligor as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of such Obligor's Quarterly Report on Form 10-Q, if any, prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 8.01(a)(i);

          (ii) Annual Statements - within 105 days after the end of each fiscal year of such Obligor, copies of,

               (A) a consolidated balance sheet of such Obligor and its Subsidiaries, as at the end of such year, and

               (B) consolidated statements of income, changes in shareholders' equity and cash flows of such Obligor and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                    (1) by an opinion thereon of independent certified public
               accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (2) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default resulting from a breach of the provisions of any of Sections 8.02(d)(iii), 8.02(e), 8.03(a) and 8.03(b) hereof, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default), provided that the delivery within the time period specified above of such Obligor's Annual Report on Form 10-K (if any) for such fiscal year (together with such Obligor's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant's certificate described in clause (2) above, shall be deemed to satisfy the requirements of this Section 8.01(a)(ii);

          (iii) SEC and Other Reports - promptly upon their becoming available, one copy of (A) each financial statement, report, notice or proxy statement sent by such Obligor or any of its Subsidiaries to public securities holders generally, and (B) each regular or periodic report, each registration statement (without exhibits except as expressly requested by the Administrative Agent or a Lender), and each prospectus and all amendments thereto filed by such Obligor or any of its Subsidiaries with the SEC and of all press releases and other statements made available generally by such Obligor or any of its Subsidiaries to the public concerning developments that are Material;

          (iv) Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer of such Obligor becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 9.01(e), a written notice specifying the nature and period of existence thereof and what action the applicable Borrower or the Guarantor, as the case may be, is taking or proposes to take with respect thereto;

          (v) ERISA Matters - promptly, and in any event within five days after a Responsible Officer of such Obligor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the applicable Borrower (or the Guarantor, as the case may be), or an ERISA Affiliate proposes to take with respect thereto:

               (A) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (B) (1) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, (2) the providing of notice by a plan administrator of the intent to terminate any Plan under section 4041 of ERISA, or (3) the receipt by such Obligor or any of its ERISA Affiliates of a notice, or the receipt by any Multiemployer Plan from such Obligor or any of its ERISA Affiliates of any notice, concerning the imposition of withdrawal liability under section 4201 or 4204 of ERISA or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or

               (C) any event, transaction or condition that could result in the incurrence of any liability by such Obligor or any of its ERISA Affiliates pursuant to Title I or IV of ERISA (other than claims in the ordinary course or PBGC premiums required by Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights or Properties of such Obligor or any of its ERISA Affiliates pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (vi) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to such Obligor or any of its Subsidiaries from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (vii) ACC Communications - promptly, and in any event within 30 days of receipt thereof, copies of any Material communication to such Obligor or any of its Subsidiaries from the ACC or any Material filing by such Obligor or any of its Subsidiaries with the ACC relating to any breach of the ACC Settlement Agreement or any matter that could reasonably be expected to cause or constitute a Material Adverse Effect;

          (viii) Default and Litigation - promptly, and in any event within five days after a Responsible Officer of such Obligor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the applicable Borrower or the Guarantor, as the case may be, proposes to take with respect thereto:

               (A) any default or event of default under any Contractual Obligation (other than under the Loan Documents) of such Obligor or any of its Subsidiaries that, if not cured or waived, could reasonably be expected to have a Material Adverse Effect;

               (B) any litigation, investigation or proceeding which may exist at any time between such Obligor or any of its Subsidiaries and any Governmental Authority that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

               (C) any litigation or proceeding affecting such Obligor or any of its Subsidiaries in which the amount involved is greater than $4,000,000 and not covered by insurance or in which injunctive or similar relief is sought; and

          (ix) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition or Properties of such Obligor or any of its Subsidiaries or relating to the ability of such Obligor to perform its obligations under the Loan Documents to which it is a party as from time to time may be reasonably requested by the Administrative Agent or any Lender.

     (b) Officer's Certificate. Each set of financial statements delivered to the Administrative Agent pursuant to Section 8.01(a)(i) or Section 8.01(a)(ii) shall be accompanied by a certificate of a Senior Financial Officer of the Obligor delivering such financial statements setting forth:

          (i) Covenant Compliance - if such Obligor is a Borrower, the information (including detailed calculations) required in order to establish whether such Borrower was in compliance with the requirements of Sections 8.03(a) and 8.03(b) during the quarterly or annual period covered by the statements then being furnished; and

          (ii) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of such Obligor and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of such Obligor or any of its Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

     (c) Books and Records; Inspection. Such Obligor will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices. Such Obligor shall permit the representatives of the Administrative Agent and each Lender:

          (i) No Default - if no Default or Event of Default with respect to such Obligor then exists, at the expense of the Administrative Agent or such Lender (as the case may be) and upon reasonable prior notice to such Obligor, to visit the principal executive office of such Obligor, to discuss the affairs, finances and accounts of such Obligor and its Subsidiaries with such Obligor's officers, and (with the consent of such Obligor, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Obligor, which consent will not be unreasonably withheld) to visit the other offices and Properties of such Obligor and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

          (ii) Default - if a Default or Event of Default with respect to such Obligor then exists, at the expense of such Obligor, to visit and inspect any of the offices or Properties of such Obligor or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision such Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor and its Subsidiaries), all at such times and as often as may be requested.

     (d) Compliance with Law. Such Obligor shall, and shall cause each of its Subsidiaries to, comply with all Governmental Rules to which each of them is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all Governmental Approvals necessary to the ownership of their respective Properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such Governmental Rules or failures to obtain or maintain in effect such Governmental Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (e) Insurance. Such Obligor shall, and shall cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, or through its own program of self-insurance, insurance with respect to their respective Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     (f) Maintenance of Properties. Such Obligor shall, and shall cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 8.01(f) shall not prevent such Obligor or any such Subsidiary from discontinuing the operation and the maintenance of any of its Properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (g) Payment of Taxes, Obligations and Claims. Such Obligor shall, and shall cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and pay and discharge (i) all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their Properties, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, and (ii) all claims and other obligations of whatever nature for which sums have become due and payable that have or might become a Lien on Properties of such Obligor or any such Subsidiary, provided that neither such Obligor nor any such Subsidiary need pay any such tax, assessment. claims or obligations if (A) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (B) the nonpayment of all such taxes, assessments, claims and obligations in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (h) Legal Existence, etc. Such Obligor shall at all times preserve and keep in full force and effect its legal existence. Subject to Section 8.02(b), such Obligor shall at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into such Obligor or a Subsidiary) and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     (i) Corporate Separateness. The Guarantor shall at all times maintain its separate existence and, specifically, shall conduct its affairs in accordance with the following:

          (i) the Guarantor shall: (A) maintain and prepare separate financial reports and financial statements in accordance with GAAP, showing its assets and liabilities separate and apart from those of any other Person other than its Subsidiaries, and will not have its assets listed on the financial statement of any other Person (provided, that the Guarantor's assets may be included in a consolidated financial statement of a Person of which the Guarantor is a Subsidiary, if inclusion on such consolidated financial statement is required to comply with the requirements of GAAP);
     (B) maintain its books, records and bank accounts separate from those of its Affiliates and any other Person other than its Subsidiaries; and (C) not permit any of its Affiliates independent access to its bank accounts;

          (ii) the Guarantor shall not commingle or pool any of its funds or other assets with those of any of its Affiliates or any other Person other than its Subsidiaries, and it shall hold all of its assets in its own name;

          (iii) the Guarantor shall conduct its own business in its own name and shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any Person other than its Subsidiaries;

          (iv) the Guarantor shall, insofar as is consistent with commercial and business circumstances affecting its business and financial condition, remain Solvent and pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due;

          (v) the Guarantor has done, or caused to be done, and shall do, all things necessary to observe all corporate formalities and other organizational formalities of the jurisdiction in which it is organized, and preserve its existence;

          (vi) the Guarantor shall, to the extent it utilizes stationary, invoices and checks, maintain and utilize separate stationery, invoices and checks bearing its own name;

          (vii) the Guarantor shall, at all times, hold itself out to the public as a legal entity separate and distinct from any other Person other than its Subsidiaries and shall correct any known misunderstanding regarding its separate identity;

          (viii) the Guarantor shall not identify itself as a division of any other Person;

          (ix) the Guarantor shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person other than its Subsidiaries;

          (x) the Guarantor shall not use its separate existence to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors in violation of applicable law;

          (xi) the Guarantor shall not, in connection with the Loan Documents, act with an intent to hinder, delay, or defraud any of its creditors in violation of applicable law; and

          (xii) the Guarantor shall not pledge its assets for the benefit of any Person, except as permitted by the Loan Documents.

     (j) Maintain Ownership of Subsidiaries. The Guarantor shall maintain at all times, directly or indirectly, legal and beneficial ownership of all of the outstanding capital stock of each Borrower, free and clear of any Liens; provided that the foregoing shall not prohibit any merger, consolidation, sale or transfer permitted under Section 8.02(b).

     SECTION 8.02. NEGATIVE COVENANTS. Each Obligor covenants and agrees that so long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment:

     (a) Transactions with Affiliates. Such Obligor shall not, and shall not permit any of its Subsidiaries to, enter into directly or indirectly any transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of Properties of any kind or the rendering of any service) with any of its Affiliates (other than a Borrower or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; provided that the foregoing shall not prohibit (i) shared corporate or administrative services and staffing with Affiliates, including, without limitation, accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies and otherwise as set forth above or on a fully allocated cost basis and (ii) transactions conducted in a manner required by applicable law, rule or regulation.

     (b)  Merger, Consolidation, etc.

          (i) Such Obligor shall not consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person, and the Guarantor shall not sell or otherwise transfer any shares of the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Borrower to any Person unless:

               (A) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor as an entirety or the transferee of such shares of stock, as the case may be (any such Person, in relation to any such transaction involving a Borrower, being referred to herein as a "BORROWER SUCCESSOR", and any such Person, in relation to any such transaction involving the Guarantor, being referred to herein as a "GUARANTOR SUCCESSOR"), shall have a credit rating in respect of its long-term debt from S&P of "BBB" or higher or from Moody's of "Baa2" or higher;

               (B) any Borrower Successor shall be primarily engaged in the Utility Business;

               (C) any Borrower Successor or Guarantor Successor shall be a Solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia);

               (D) if any Borrower Successor or Guarantor Successor is not such Obligor, such Borrower Successor or Guarantor Successor, as the case may be, (1) shall have executed and delivered to the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the other Loan Documents to which it is a party and (2) shall have caused to be delivered to the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Lenders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

               (E) immediately after giving effect to such transaction and, if any Borrower Successor or Guarantor Successor is not such Obligor, the effectiveness of all agreements and instruments effecting the assumption required pursuant to clause (D) above, no Default or Event of Default shall have occurred and be continuing;

     provided, however, that (1) this Section 8.02(b)(i) shall not apply to the consolidation or merger of a Wholly-Owned Subsidiary of a Borrower into such Borrower; and (2) notwithstanding the foregoing, any Borrower may at any time convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any other Person, and the Guarantor may at any time sell or otherwise transfer all or a majority of the voting capital stock of any Borrower to any other Person, in each case so long as (x) such Borrower or the Guarantor (as the case may be) shall have received consideration in respect thereof in an amount not less than the Fair Market Value of such assets or capital stock, as the case may (as determined in good faith by the board of directors of UES), and (y) if such other Person is not a Wholly-Owned Subsidiary, the requirements set forth in Section 2.03(c) in connection with such transaction are satisfied (provided, however, that this clause (2) shall not apply to any such transaction if such Borrower is the only borrower under this Agreement at such time, it being understood and agreed that in such circumstance both a Guarantor Successor and a Borrower Successor shall have assumed all obligations of the Guarantor and such Borrower, respectively, under this Agreement and the other Loan Documents in accordance with clause (D) above and the other conditions set forth in clauses (A) through (E) above shall be satisfied).

          (ii) No such conveyance, transfer or lease of substantially all of the assets of any Borrower shall have the effect of releasing such Borrower or any successor Person that shall theretofore have become such in the manner prescribed in this Section 8.02(b) from its liability under this Agreement or the other Loan Documents, or the Guarantor from its obligations hereunder or under the Guaranty, except that the Guarantor shall be released from its obligations hereunder and under the Guaranty if, in the case of any such transaction that is permitted by Section 8.02(b)(i), the Guarantor Successor shall have (A) executed and delivered to the Administrative Agent its assumption of the due and punctual performance and observance of the obligations of the Guarantor under this Agreement and under the Guaranty, and (B) caused to be delivered to the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof.

     (c) Liens. Such Obligor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien (other than Permitted Liens) securing Indebtedness for borrowed money on or with respect to any Property (including, without limitation, any document or instrument in respect of goods or accounts receivable) of such Obligor or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Obligations will be equally and ratably secured with any and all other Indebtedness thereby secured so long as such other Indebtedness shall be so secured, such security to be pursuant to an agreement reasonably satisfactory to the Administrative Agent and, in any such case, the Obligations shall have the benefit, to the fullest extent that, and with such priority as, the Lenders, the Administrative Agent and the Issuing Banks may be entitled under applicable law, of an equitable Lien on such Property).

     (d) Restricted Payments. Such Borrower shall not at any time declare or make, or incur any liability to declare or make, any Restricted Payment unless:

          (i) such Restricted Payment would not violate any Requirement of Law applicable to such Borrower; and

          (ii) immediately after giving effect to such action no Default or Event of Default with respect to such Borrower or the Guarantor would exist.

     (e)  Incurrence of Indebtedness.

          (i) Such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness, unless on the date such Borrower or such Subsidiary becomes liable with respect to any such Indebtedness and immediately after giving effect thereto and the concurrent retirement of any other Indebtedness, no Default or Event of Default with respect to such Borrower or the Guarantor shall have occurred and be continuing.

          (ii) For the purposes of this Section 8.02(e):

               (A) any Person becoming a Subsidiary after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all


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                                                                              57


          of its then outstanding Indebtedness and pro forma effect shall be given to the earnings of such Person; and

               (B) upon the creation, incurrence or assumption of any Indebtedness, any other Indebtedness shall be deemed to be retired concurrently with such action if (1) such other Indebtedness is retired with the proceeds of such Indebtedness and (2) such other Indebtedness is retired within 60 days of such action.

     (f) Anti-Terrorism Order. Such Obligor shall not, and shall not permit any of its Subsidiaries to, enter into any legally binding contracts or agreements with any Sanctioned Person.

     (g) Change in Nature of Business. Such Obligor will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by such Obligor and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 8.03. FINANCIAL COVENANTS. Each Borrower covenants and agrees that so long as any Loan or any other amount payable hereunder or under any Promissory Note shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment:

     (a) Consolidated Leverage Ratio. Such Borrower shall maintain at all times a ratio of such Borrower's Consolidated Long Term Debt to its Consolidated Total Capitalization of not greater than (i) in the case of UNS Gas, 0.67 to 1.00, and
(ii) in the case of UNS Electric, 0.65 to 1.00.

     (b) Interest Coverage Ratio. Such Borrower shall not permit its Interest Coverage Ratio for the four-fiscal-quarter period ended on the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2005, to be less than 2.25 to 1.00.


                                   ARTICLE IX
                                    DEFAULTS

     SECTION 9.01. EVENTS OF DEFAULT. As to each Borrower, if any of the following events shall occur and be continuing, the Administrative Agent and the Lenders shall be entitled to exercise the remedies with respect to such Borrower set forth in Section 9.02:

     (a) Such Borrower shall fail to pay any principal of any Loan when due and payable in accordance with the terms hereof; or such Borrower shall fail to pay any interest on any Loan, any fees or any other amount payable hereunder or under any other Loan Document, within five days after any such interest, fees or other amount becomes due and payable in accordance with the terms hereof or thereof; or

     (b) Any representation or warranty made or deemed made by such Borrower or the Guarantor herein or in any other Loan Document or that is contained in any


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certificate, document or financial or other statement furnished by such Borrower or the Guarantor at any time under or in connection with this Agreement or any other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

     (c) Such Borrower or the Guarantor shall default in the observance or performance of any agreement contained in Section 8.01(a)(iv), 8.01(h), 8.01(j),
8.02 or 8.03; or

     (d) Such Borrower or the Guarantor shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document to which it is a party (other than those referred to in paragraphs (a), (b) and (c) of this Section) and such default is not remedied within 30 days after such Borrower or the Guarantor, as applicable, receives written notice of such default from the Administrative Agent (any such written notice to be identified as a "notice of default" and to refer specifically to this Section 9.01(d)) (which notice will be given at the request of any Lender); or

     (e) (i) any Subsidiary of the Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $4,000,000 beyond any period of grace provided with respect thereto, or (ii) any Subsidiary of the Guarantor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $4,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), any Subsidiary of the Guarantor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $4,000,000 (it being understood and agreed that any Default or Event of Default pursuant to this subsection (e) shall be deemed, for all purposes of this Agreement, to be a Default or an Event of Default (as the case may be) with respect to each Borrower and the Guarantor); or

     (f) (i) such Borrower or the Guarantor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $4,000,000 beyond any period of grace provided with respect thereto, or (ii) such Borrower or the Guarantor is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $4,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) such Borrower or the Guarantor has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding

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principal amount of at least $4,000,000, or (y) one or more Persons have the right to require such Borrower or the Guarantor to purchase or repay such Indebtedness; or

     (g)  such Borrower, the Guarantor or any other Subsidiary of the Guarantor
(i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing (it being understood and agreed that any Default or Event of Default pursuant to this subsection (g) shall be deemed, for all purposes of this Agreement, to be a Default or an Event of Default (as the case may be) with respect to each Borrower and the Guarantor); or

     (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by such Borrower, the Guarantor or any other Subsidiary of the Guarantor, a custodian, receiver, trustee or other officer with similar powers with respect to such Borrower, the Guarantor or any other Subsidiary of the Guarantor or with respect to any substantial part of any of their Property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of such Borrower, the Guarantor or any other Subsidiary of the Guarantor, or any such petition shall be filed against such Borrower, the Guarantor or any other Subsidiary of the Guarantor and such petition shall not be dismissed within 60 days (it being understood and agreed that any Default or Event of Default pursuant to this subsection (h) shall be deemed, for all purposes of this Agreement, to be a Default or an Event of Default (as the case may be) with respect to each Borrower and the Guarantor); or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $4,000,000 are rendered against such Borrower, any of its Subsidiaries or the Guarantor and such judgment or judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay (it being understood and agreed that any Default or Event of Default pursuant to this subsection (i) with respect to any Subsidiary of a Borrower shall be deemed, for all purposes of this Agreement, to be a Default or an Event of Default (as the case may be) with respect to such Borrower); or

     (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified such Borrower, the Guarantor or any of their respective ERISA Affiliates that a Plan may become a subject of any such proceedings, (iii) the providing of notice by a plan administrator of the intent to terminate any Plan under section 4041 of ERISA, (iv) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined on a termination basis as of the end of any

Plan year in accordance with Title IV of ERISA, shall exceed $30,000,000, (v) such Borrower, the Guarantor or any of their respective ERISA Affiliates shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA (other than claims for benefits in the ordinary course or PBGC premiums required under Title IV of ERISA) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) such Borrower, the Guarantor or any of their respective ERISA Affiliates withdraws from any Multiemployer Plan, or (vii) such Borrower, the Guarantor or any other Subsidiary of the Guarantor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Borrower, the Guarantor or such other Subsidiary thereunder; and any such event or events described in clauses (i) through (vii) above, either individually or together with any other such event or events, has had or could reasonably be expected to have a Material Adverse Effect (it being understood and agreed that any Default or Event of Default pursuant to this subsection (j) with respect to any ERISA Affiliate of an Obligor shall be deemed, for all purposes of this Agreement, to be a Default or an Event of Default (as the case may be) with respect to such Obligor, and any Default or Event of Default pursuant to this subsection (j) with respect to the Guarantor or any Subsidiary (other than the Borrowers) of the Guarantor shall be deemed, for all purposes of this Agreement, to be a Default or an Event of Default (as the case may be) with respect to the Guarantor). As used in this Section 9.01(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

     (k) the Guarantor shall fail to observe or perform any of its obligations contained in Article XI or shall renounce in writing its obligations with respect thereto; or

     (l) Any material provision of this Agreement or any other Loan Document to which such Borrower or the Guarantor is a party shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against such Borrower or the Guarantor, or such Borrower or the Guarantor shall so assert in writing; or

     (m)  Any Change of Control shall occur; or

     (n) Any Governmental Approval required to be made or obtained by such Borrower or the Guarantor in connection with the Transactions shall be rescinded, revoked, otherwise terminated, or amended or modified in any manner which is materially adverse to the interests of the Lenders, the Issuing Banks and the Administrative Agent.

     SECTION 9.02. REMEDIES. If any Event of Default has occurred and is continuing with respect to a Borrower or the Guarantor, then the Administrative Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to such Borrower or, in the case of any Event of Default with respect to the Guarantor, to any or each Borrower (i) declare the Commitments and the obligation of each Lender to make Loans to such Borrower (other than Loans under Section 4.04(b)) or Convert Loans of such Borrower and of any Issuing Bank to issue a Letter of Credit at the request of such Borrower to be terminated, whereupon the same shall forthwith terminate, (ii) declare the principal amount of Loans made to such Borrower outstanding hereunder, all interest thereon and all other amounts payable by such Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the principal amount of such Loans, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by such Borrower, and/or (iii) require such Borrower to pay immediately to the Administrative Agent an amount equal to the aggregate LC Outstandings of all outstanding Letters of Credit issued at the request of such Borrower, to be held by the Administrative Agent (for its benefit and the benefit of the Issuing Banks and the Lenders) as cash collateral securing such LC Outstandings and such Borrower's reimbursement obligations with respect thereto; provided, however, upon the occurrence of any Event of Default specified in Section 9.01(g) or Section 9.01(h) with respect to any Borrower or the Guarantor (other than an Event of Default described in clause (i) of Section 9.01(g) or described in clause (vi) of Section 9.01(g) by virtue of the fact that such clause encompasses clause (i) of Section 9.01(g)), (A) the Commitments and the obligation of each Lender to make Loans to such Borrower (or, in the case of any such Event of Default with respect to the Guarantor, to any Borrower) and of any Issuing Bank to issue any Letter of Credit at the request of such Borrower (or, in the case of any such Event of Default with respect to the Guarantor, of any Borrower) shall automatically be terminated, (B) the principal amount of Loans made to such Borrower (or, in the case of any such Event of Default with respect to the Guarantor, to the Borrowers) outstanding hereunder, all interest thereon and all other amounts payable by such Borrower (or, in the case of any such Event of Default with respect to the Guarantor, by the Borrowers) under this Agreement and the other Loan Documents shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by such Borrower(s), and (C) such Borrower (or, in the case of any such Event of Default with respect to the Guarantor, each Borrower) shall pay immediately to the Administrative Agent an amount equal to the aggregate LC Outstandings of all outstanding Letters of Credit issued at the request of such Borrower (or, in the case of any such Event of Default with respect to the Guarantor, of any Borrower), to be held by the Administrative Agent (for its benefit and the benefit of the Issuing Banks and the Lenders) as cash collateral securing such LC Outstandings and the applicable Borrower's reimbursement obligations with respect thereto. Notwithstanding anything to the contrary contained herein, no notice given or declaration made by the Administrative Agent pursuant to this Section 9.02 shall affect (1) the obligation of any Issuing Bank to make any payment under any Letter of Credit issued by such Issuing Bank in accordance with the terms of such Letter of Credit or (2) the participatory interest of each Lender in each such payment.


                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

     SECTION 10.01. AUTHORIZATION AND ACTION.

     (a) Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     (b) Any Lender serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Lender and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Obligors or any of their Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent hereunder.

     (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent (in such capacity) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01), and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Obligors or any of their Subsidiaries or Affiliates that is communicated to or obtained by the Lender serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.01) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by an Obligor or a Lender (in which case the Administrative Agent shall promptly give a copy of such written notice to the Lenders and the Issuing Banks). The Administrative Agent shall not be responsible to any of the Lenders or Issuing Banks for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts.

     (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may


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                                                                              63


perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections of this Section 10.01 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this subsection (f), the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Obligors. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a Lender or an Affiliate of a Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 12.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     (g) Each Lender acknowledges that it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

     SECTION 10.02. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Obligors), ratably according to the respective Percentages of the Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document (other than the Fee Letter) or any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document (other than the Fee Letter), provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct, as determined by the final and nonappealable judgment of a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, syndication, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document (other than the Fee Letter) to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 12.04 but is not reimbursed for such expenses by the Obligors.


                                   ARTICLE XI
                                    GUARANTY

     SECTION 11.01. THE GUARANTY. The Guarantor hereby guarantees to each Lender, each Issuing Bank, the Administrative Agent and their respective successors and assigns the prompt payment in full of all unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other Obligations of each Borrower to the Administrative Agent, any Issuing Bank or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Letter of Credit, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel to the Administrative Agent, any Issuing Bank or any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise, in each case strictly in accordance with the express terms hereof (such obligations of each Borrower being herein collectively called, in respect of such Borrower, the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, the Issuing Banks or the Lenders in enforcing any rights under this Article XI. Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by a Borrower to the Administrative Agent, the Issuing Banks or the Lenders under this Agreement and the other Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

     In addition, the Guarantor hereby further agrees, as an independent obligation, that, if a Borrower fails to pay in full when expressed to be due (whether at stated maturity, upon acceleration or optional prepayment or otherwise) any of the Guaranteed Obligations strictly in accordance with the express terms hereof, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be paid in full when expressed to be due (whether at stated maturity, upon acceleration or optional prepayment or otherwise) in accordance with the terms of such extension or renewal.

     SECTION 11.02. OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under Section 11.01 are irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of a Borrower hereunder or under any other agreement or instrument referred to herein and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Guarantor hereunder shall be irrevocable, absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, the occurrence of one or more of the following shall not preclude the exercise by the Lenders, the Issuing Banks or the Administrative Agent of any right, remedy or power hereunder or alter or impair the liability of the Guarantor hereunder, which shall remain irrevocable, absolute and unconditional as described above:

     (a) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, waived or renewed, or a Borrower shall be released from any of the Guaranteed Obligations, or any of the Guaranteed Obligations shall be subordinated in right of payment to any other liability of a Borrower;

     (b) any of the acts mentioned herein or any agreement or instrument referred to herein or otherwise in connection with the Guaranteed Obligations shall be done or omitted;

     (c) any of the Guaranteed Obligations shall be accelerated or otherwise become due prior to their stated maturity, or any of the Guaranteed Obligations shall be amended, supplemented, restated or otherwise modified in any respect, or any right hereunder or under any agreement or instrument referred to herein or otherwise in connection with the Guaranteed Obligations shall be waived, or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with;

     (d) a Borrower or any other guarantor or obligor in respect of any of the Guaranteed Obligations (i) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due, (ii) makes a general assignment, arrangement or composition with or for the benefit of its creditors, (iii) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets, (v) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets or (vi) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i), (ii),
(iii), (iv) or (v) above (any proceeding referred to in this paragraph is herein referred to as an "INSOLVENCY PROCEEDING");

     (e) this Agreement or any agreement or instrument referred to herein shall be rejected (including pursuant to Section 365 of the United States Bankruptcy Code, as amended) by an administrator, provisional liquidator, conservator,


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                                                                              66


receiver, trustee, custodian or other similar official for a Borrower or for all or substantially all of a Borrower's assets in any Insolvency Proceeding;

     (f) the occurrence of any Default or Event of Default hereunder or the occurrence of any similar event (howsoever described) under any agreement or instrument referred to herein;

     (g) except as otherwise provided in Section 8.02(b)(ii), any consolidation or amalgamation of a Borrower with, any merger of a Borrower with or into, or any transfer by a Borrower of all or substantially all of such Borrower's assets to, another Person, any change in the legal or beneficial ownership of ownership interests issued by a Borrower, or any other change whatsoever in the objects, capital structure, constitution or business of a Borrower;

     (h) any delay, failure or inability of a Borrower or any other guarantor or obligor in respect of any of the Guaranteed Obligations to perform, willful or otherwise, any provision hereunder or any agreement or instrument referred to herein or otherwise in connection with the Guaranteed Obligations;

     (i) the failure or breach of any representation or warranty (whether written or oral) made by a Borrower or any other Person herein or in any agreement or instrument referred to herein or otherwise in connection with the Guaranteed Obligations; or any event or circumstance constituting fraud in the inducement or any other similar event or circumstance;

     (j) any action or failure to act by any Lender, any Issuing Bank or the Administrative Bank that adversely affects the Guarantor's right of subrogation arising by reason of any performance by the Guarantor of its obligations under this Article XI;

     (k) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, a Borrower or any other Person for any reason whatsoever, including any suit or action in any way disaffirming, repudiating, rejecting or otherwise calling into question any issue, matter or thing in respect of this Agreement, the other Loan Documents or any agreement or instrument referred to herein or therein or otherwise in connection with the Guaranteed Obligations;

     (l) the existence of any claim, set-off, defense or other right which the Guarantor may have at any time against the Administrative Agent, any Issuing Bank, any Lender or any other Person, whether in connection with this Guaranty, the Transactions or any unrelated transaction;

     (m) any lack or limitation of status or of power, incapacity or disability of a Borrower or any other guarantor or obligor in respect of any of the Guaranteed Obligations; or

     (n) any change in the laws, rules or regulations of any jurisdiction, or any present or future action or order of any Governmental Authority, amending, varying or otherwise affecting the validity or enforceability of any of the Guaranteed Obligations or the obligations of any other guarantor or obligor in respect of any of the Guaranteed Obligations.


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                                                                              67


The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lenders, the Issuing Banks or the Administrative Agent exhaust any right, power or remedy (including filing any proof of claim relating to the Guaranteed Obligations in any Insolvency Proceeding) or proceed against any Borrower under this Agreement, any other Loan Document or any agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations, it being understood that this Article XI is a guarantee of payment and not just collection.

     SECTION 11.03. SUBROGATION. The Guarantor hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations it shall not exercise any right or remedy (including the filing of any proof of claim in any Insolvency Proceeding) against a Borrower or any other guarantor or obligor in respect of any of the Guaranteed Obligations or any security therefor arising by reason of any performance by the Guarantor of its obligations under this Article XI, whether by subrogation or otherwise. In the event that, prior to the payment and satisfaction in full of all Guaranteed Obligations, any amount is received by the Guarantor from a Borrower in respect of the performance by the Guarantor of its obligations under this Article XI, whether by subrogation or otherwise, the Guarantor will promptly following receipt thereof pay such amount to the Administrative Agent for application to any Guaranteed Obligations then owing, whether matured or unmatured.

     SECTION 11.04. REINSTATEMENT. The obligations of the Guarantor under this
Article XI shall be automatically reinstated if and to the fullest extent that for any reason any payment by or on behalf of a Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any Insolvency Proceeding or otherwise, all as though such payment had not been made, and the Guarantor agrees that it will indemnify each Lender, each Issuing Bank and the Administrative Agent on demand for all reasonable costs and expenses (including the reasonable fees and disbursements of counsel) incurred by such Lender, such Issuing Bank and the Administrative Agent in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     SECTION 11.05. REMEDIES UNAFFECTED. The Guarantor agrees that, as between the Guarantor and the Lenders, the Issuing Banks and the Administrative Agent, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided in the proviso contained in Section 9.02) for purposes of Section 11.01, notwithstanding any stay (including under the United States Bankruptcy Code, as amended), injunction or other prohibition preventing the same as against a Borrower, and that, in such event, the Guaranteed Obligations (whether or not due and payable by the Borrowers) shall forthwith become due and payable by the Guarantor for purposes of Section 11.01.

     SECTION 11.06. CONTINUING GUARANTEE; LIABILITY IN RESPECT OF SUCCESSOR.

     (a) The guarantee in this Article XI is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     (b) In the event that a Borrower shall consolidate or amalgamate with, or merge with or into, or transfer all or substantially all its assets to, another Person, except as otherwise provided in Section 8.02(b)(ii), the Guarantor will continue to be obligated hereunder in respect of the Guaranteed Obligations, whether or not the Guaranteed Obligations are assumed by such Person, and each reference herein to such Borrower shall thereafter instead be a reference to such Person.


                                   ARTICLE XII
                                  MISCELLANEOUS

     SECTION 12.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) waive, modify or eliminate any of the conditions specified in Article VI, (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (iii) reduce the principal of, or interest on, any Loan, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(c)), (iv) extend the Revolving Credit Termination Date or the Letter of Credit Expiration Date or postpone any date fixed for any payment of principal of, or interest on, any Loan or any fees or other amounts payable hereunder (other than fees payable to the Administrative Agent pursuant to Section 2.02(c)), (v) change the definition of "Required Lenders" contained in Section 1.01 or change any other provision that specifies the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans or the number of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, (vii) release the Guaranty, in whole or in part, except for any such release expressly permitted hereunder, or (viii) amend, waive or modify this Section 12.01; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of any Issuing Bank under this Agreement or any other Loan Document. Any request from a Borrower for any amendment, waiver or consent under this Section 12.01 shall be addressed to the Administrative Agent.

     SECTION 12.02. NOTICES, ETC. All notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including telegraphic, facsimile, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, (i) if to any Borrower, at its address at One South Church Avenue, Suite 1820, Tucson, Arizona 85701, Attention: Chief Financial Officer (Telecopy No. (520) 884-3612); (ii) if to the Guarantor, at its address at One South Church Avenue, Suite 200, Tucson, Arizona 85701,
Attention: Chief Financial Officer (Telecopy No. (520) 884-3612); (iii) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule 1.01; (iv) if to any Issuing Bank, at its address specified in the Issuing Bank

Agreement to which it is a party; (v) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and (vi) if to the Administrative Agent, at its address at 445 South Figueroa Street, Los Angeles, California 90071, Attention: Robert Olson (Telecopy No. (213) 236-4096); or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or cabled, be effective five days after being deposited in the mails, or when delivered to the telegraph company, telecopied, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, or X shall not be effective until received by the Administrative Agent.

     SECTION 12.03. NO WAIVER OF REMEDIES. No failure on the part of any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 12.04. COSTS, EXPENSES AND INDEMNIFICATION. (a) The Borrowers agree to pay, promptly after delivery to the Borrowers of a reasonably detailed statement therefor, all reasonable costs and expenses of the Administrative Agent in connection with the preparation, negotiation, syndication, execution and delivery of the Loan Documents and any proposed modification, amendment, waiver or consent relating to any Loan Document, including the reasonable fees and disbursements of counsel to the Administrative Agent with respect thereto and with respect to the administration of, and advising the Administrative Agent as to its rights and responsibilities under, this Agreement and the other Loan Documents. The Borrowers further agree to pay, promptly after delivery to the Borrowers of a reasonably detailed statement therefor, all costs and expenses of the Administrative Agent and each Lender (including the fees and disbursements of counsel to the Administrative Agent and counsel for each Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Loan Documents and the other documents to be delivered hereunder.

     (b) Each Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNIFIED PERSON") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person (whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding), incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan, Letter of Credit or other Extension of Credit to such Borrower or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of


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                                                                              70


Credit if the documents presented in connection with such demand do not comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of any Hazardous Materials on or from any property owned or operated by such Borrower or any of its Affiliates, or any Environmental Liability related in any way to such Borrower or any of its Affiliates, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person.

     (c) Each Borrower's obligations under this Section 12.04 shall survive the repayment of all amounts owing to the Lenders, the Issuing Banks and the Administrative Agent under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of a Borrower under this
Section 12.04 are unenforceable for any reason, such Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law, which contribution shall in any event not exceed the amount that such Borrower would otherwise have been obligated to pay under this Section 12.04.

     SECTION 12.05. RIGHT OF SET-OFF. (a) Upon (i) the occurrence and during the continuance of any Event of Default with respect to a Borrower or the Guarantor and (ii) the making of the request or the granting of the consent specified by
Section 9.02 to authorize the Administrative Agent to declare the principal amount outstanding hereunder as to a Borrower to be due and payable pursuant to the provisions of Section 9.02, each Lender and Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Issuing Bank to or for the credit or the account of the applicable Borrower(s), against any and all of the obligations of such Borrower(s) to such Lender or Issuing Bank (as the case may be) existing under any Loan Document and any Promissory Notes of such Borrower held by such Lender or the applicable Issuing Bank Agreement to which such Issuing Bank is a party, as the case may be, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under such Loan Document, such Promissory Notes or such Issuing Bank Agreement, as the case may be, and although such obligations may be unmatured. Each Lender and Issuing Bank agrees to notify promptly the applicable Borrower(s) after any such set-off and application made by such Lender or Issuing Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and Issuing Bank under this Section 12.05 are in addition to other rights and remedies (including other rights of set-off) which such Lender and Issuing Bank may have.

     (b) Each Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of such Borrower's rights to any independent claim that such Borrower may have against the Administrative Agent or any Lender for the Administrative Agent's or such Lender's, as the case may be, gross negligence or willful misconduct, but no

Lender shall be liable for any such conduct on the part of the Administrative Agent or any other Lender, and the Administrative Agent shall be liable for any such conduct on the part of any Lender.

     SECTION 12.06. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Obligors and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Obligors, the Administrative Agent and each Lender and their respective successors and assigns, except that no Obligor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     SECTION 12.07. ASSIGNMENTS AND PARTICIPATION. (a) Each Lender may, with the consent of the Borrowers, the Administrative Agent and the Issuing Banks (such consent not to be unreasonably withheld or delayed and, in the case of the Borrowers, shall not be required if an Event of Default has occurred and is continuing), assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Lender Assignment with respect to such assignment) shall in no event be less than the lesser of the aggregate amount of such Lender's Commitment and $5,000,000, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, a Lender Assignment, together with any Promissory Notes subject to such assignment and a processing and recordation fee (payable by the assigning Lender or such assignee) of $3,500; and provided further, however, that the consent of the Borrowers and the Administrative Agent shall not be required for any assignments by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof (or such earlier date acceptable to the Administrative Agent), (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it to an Eligible Assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto); provided, however, that the limitation set forth in clause (iii) above shall not apply if an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared any Loans to be, or any Loans shall have automatically become, immediately due and payable hereunder. Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time assign all or any portion of the Loans owing to it to any Affiliate of such Lender. No such assignment, other than to an Eligible Assignee in accordance with this Section 12.07, shall release the assigning Lender from its obligations hereunder.


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                                                                              72


     (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in
Section 7.01(d) of this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee (unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared any Loans to be immediately due and payable hereunder, in which case no such confirmation is necessary); (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     (c)  The Administrative Agent shall maintain at its address referred to in
Section 12.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Obligors, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, any Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee (unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared any Loans to be immediately due and payable hereunder, in which case no such representation is necessary), together with any Promissory Notes subject to such assignment, the processing and recordation fee referred to in subsection (a) above and any written consent to such assignment required by subsection (a) above, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit E, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. New and/or replacement Promissory Notes payable to the assignee and the assigning Lender

(if the assigning Lender assigned less than all of its rights and obligations hereunder) shall be issued upon request pursuant to Section 3.01(d), and shall be dated the effective date of such Lender Assignment.

     (e) Each Lender may sell participations to one or more banks or other financial institutions (a "PARTICIPANT") in or to all or a portion of its rights and obligations under the Loan Documents (including all or a portion of its Commitment, the Loans owing to it and any Promissory Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Promissory Notes for all purposes of this Agreement, and (iv) the Obligors, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.01 that affects such Participant. Subject to subsection (f) below, the Obligors agree that each Participant shall be entitled to the benefits of Sections 5.04 and 5.06 (and subject to the related obligations under such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (a) above. To the extent permitted by law, each Participant shall also be entitled to the benefits of Section 12.05(a) as though it were a Lender, provided such Participant agrees to be subject to Section 5.05 as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 5.04 or 5.06 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.06 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 5.06 as though it were a Lender.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.07, disclose to the assignee or Participant or proposed assignee or Participant, any information relating to the Obligors furnished to such Lender by or on behalf of any Obligor; provided that prior to any such disclosure, the assignee or Participant or proposed assignee or Participant shall agree, in accordance with the terms of
Section 12.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (h) If any Lender (or any Participant to which such Lender has sold a participation) shall make any demand for payment under Section 5.04(a) or (c), then within 30 days after any such demand (if, but only if, such demanded payment has been made by the Borrowers), the Borrowers may, with the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and provided that no Default or Event of Default shall then have occurred and be


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                                                                              74


continuing, demand that such Lender assign, at the sole cost and expense of the Borrowers, in accordance with this Section 12.07 to one or more Eligible Assignees designated by the Borrowers, all (but not less than all) of such Lender's Commitment and the Loans owing to it within the period ending on the later to occur of (x) the last day of the 30-day period described above and (y) the last day of the longest of the then current Interest Periods for such Loans. If any such Eligible Assignee designated by the Borrowers shall fail to consummate such assignment on terms acceptable to such Lender, or if the Borrowers shall fail to designate any such Eligible Assignees for all or part of such Lender's Commitment or Loans, then such demand by the Borrowers shall become ineffective; it being understood for purposes of this subsection (h) that such assignment shall be conclusively deemed to be on terms acceptable to such Lender, and such Lender shall be compelled to consummate such assignment to an Eligible Assignee designated by the Borrowers, if such Eligible Assignee (1) shall agree to such assignment by entering into a Lender Assignment with such Lender and (2) shall offer compensation to such Lender in an amount equal to all amounts then owing by the Borrowers to such Lender hereunder and under any Promissory Notes made by the Borrowers to such Lender, whether for principal, interest, fees, costs or expenses (other than the demanded payment referred to above, and payable by the Borrowers as a condition to the Borrowers' right to demand such assignment) or otherwise (including, without limitation, to the extent not paid by the Borrowers, any payments required pursuant to Section 5.04(b)). Notwithstanding anything set forth above in this subsection (h) to the contrary, the Borrowers shall not be entitled to compel the assignment by any Lender demanding payment under Section 5.04(a) of its Commitment and Loans if, prior to or promptly following any such demand by the Borrowers, such Lender shall have changed or shall change, as the case may be, its Applicable Lending Office for its Eurodollar Rate Loans so as to eliminate the further incurrence of such increased cost. In furtherance of the foregoing, any such Lender demanding payment or giving notice as provided above agrees to use reasonable efforts to so change its Applicable Lending Office if, to do so, would not result in the incurrence by such Lender of additional costs or expenses which it deems material or, in the sole judgment of such Lender, be inadvisable for regulatory, competitive or internal management reasons.

     (i) Anything in this Section 12.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (j) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) nothing herein shall excuse any Granting Lender from its obligations hereunder. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each Lender


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                                                                              75


hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection
(j), any SPC may, with prior notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans. This subsection (j) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loans are being funded by an SPC at the time of such amendment. Notwithstanding the foregoing provisions of this subsection, (1) an SPC shall not be deemed to be a Lender or a Participant and shall have no rights under this Agreement except as provided in this subsection
(j), and in particular, but not by way of limitation, shall have no rights to compensation for increased costs pursuant to Article III or Section 5.04 or 5.06, (2) the Granting Lender's obligations under this Agreement (including its Commitment to the Borrowers hereunder) shall remain unchanged, (3) the Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (4) the Granting Lender shall remain the holder of any Promissory Notes for all purposes of this Agreement, (5) the Obligors, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with the Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement, and (6) the Granting Lender shall indemnify and hold the Borrowers harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be incurred or shall arise as a result of any grant to an SPC contemplated hereunder.

     SECTION 12.08. CONFIDENTIALITY. In connection with the negotiation and administration of this Agreement and the other Loan Documents, each Obligor has furnished and will from time to time furnish to the Administrative Agent, the Issuing Banks and the Lenders (each, a "RECIPIENT") written information which is identified to the Recipient when delivered as confidential (such information, other than any such information which (a) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (b) subsequently becomes publicly available other than through any act or omission by the Recipient or
(c) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to any Obligor, being hereinafter referred to as "CONFIDENTIAL INFORMATION"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as any Obligor may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with its Affiliates or with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such Affiliate's or prospective participant's or assignee's (as the case may be) entering into an agreement as to confidentiality similar to this Section 12.08. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process, (iii) otherwise as required by law, or (iv) in order to protect such Recipient's interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii), (iii) or (iv), above, the Recipient agrees to use reasonable efforts to inform the Obligors as promptly as practicable to the extent not prohibited by law.

     SECTION 12.09. WAIVER OF JURY TRIAL. THE BORROWERS, THE GUARANTOR, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

     SECTION 12.10. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and the Promissory Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The Borrowers, the Guarantor, the Lenders, the Issuing Banks and the Administrative Agent each (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or Federal court sitting in New York City in any action arising out of any Loan Document, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 12.11. RELATION OF THE PARTIES; NO BENEFICIARY. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto. The Obligors hereby acknowledge that none of the Administrative Agent, the Issuing Banks nor the Lenders has any fiduciary relationship with or fiduciary duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent, the Issuing Banks and the Lenders, on the one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely, with respect to the Borrowers, that of creditor and debtor and, with respect to the Guarantor, that of beneficiary and guarantor.

     SECTION 12.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

     SECTION 12.13. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made herein and in the certificates pursuant hereto shall be considered to have been relied upon by the Administrative Agent, the Issuing Banks and the Lenders and shall survive the making by the Lenders of the Extensions of Credit and the execution and delivery to the Lenders of any Promissory Notes evidencing the Extensions of Credit and shall continue in full force and effect so long as any Promissory Note or any amount due hereunder or under any other Loan Document is outstanding and unpaid, any Letter of Credit is outstanding, or any Commitment of any Lender has not been terminated.

     SECTION 12.14. PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Obligors that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Obligor in accordance with the Patriot Act.

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
                                                                             S-1


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        UNS ELECTRIC, INC., as a Borrower


                                        By   /s/  Kevin P. Larson
                                           -------------------------------------
                                           Name:  Kevin P. Larson
                                           Title: Vice President



                                        UNS GAS, INC., as a Borrower


                                        By   /s/  Kevin P. Larson
                                           -------------------------------------
                                           Name:  Kevin P. Larson
                                           Title: Vice President



                                        UNISOURCE ENERGY SERVICES, INC.,
                                        as Guarantor


                                        By   /s/  Kevin P. Larson
                                           -------------------------------------
                                           Name:  Kevin P. Larson
                                           Title: Vice President



                                        UNION BANK OF CALIFORNIA, N.A.,
                                        as Administrative Agent


                                        By   /s/  Kevin M. Zitar
                                           -------------------------------------
                                           Name:  Kevin M. Zitar
                                           Title: Vice President


     Signature Page to UNS Electric, Inc. and UNS Gas, Inc. Credit Agreement

COMMITMENT                              BANK
----------                              ----

$15,000,000.00                          UNION BANK OF CALIFORNIA, N.A.


                                        By   /s/  Kevin M. Zitar
                                           -------------------------------------
                                           Name:  Kevin M. Zitar
                                           Title: Vice President


     Signature Page to UNS Electric, Inc. and UNS Gas, Inc. Credit Agreement

COMMITMENT                              BANK
----------                              ----

$15,000,000.00                          WELLS FARGO BANK, NATIONAL
                                        ASSOCIATION


                                        By   /s/  Clyde H. Gossert
                                           -------------------------------------
                                           Name:  Clyde H. Gossert
                                           Title: Vice President


     Signature Page to UNS Electric, Inc. and UNS Gas, Inc. Credit Agreement

COMMITMENT                              BANK

$5,000,000.00                           ALLIED IRISH BANKS, P.L.C.


                                        By   /s/  Vaughn Buck
                                           -------------------------------------
                                           Name:  Vaughn Buck
                                           Title: Senior Vice President


                                        By   /s/  Aidan Lanigan
                                           -------------------------------------
                                           Name:  Aidan Lanigan
                                           Title: Vice President


     Signature Page to UNS Electric, Inc. and UNS Gas, Inc. Credit Agreement

COMMITMENT                              BANK
----------                              ----

$5,000,000.00                           THE BANK OF NEW YORK


                                        By   /s/  Peter Keller
                                           -------------------------------------
                                           Name:  Peter Keller
                                           Title: Managing Director
                                                  Energy East Division


     Signature Page to UNS Electric, Inc. and UNS Gas, Inc. Credit Agreement